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                                  EXHIBIT 10(Z)

                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") made and entered into as of June 10, 2002 by and between LYNCH SYSTEMS, INC., a South Dakota corporation ("Borrower"), and SUNTRUST BANK, a Georgia banking corporation ("Lender").

                                   WITNESSETH:

                  WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement, dated as of March 30, 2001 (as amended, the "Original Credit Agreement"), pursuant to which Lender provided Borrower with credit and letter of credit facilities to finance the Borrower's manufacture and sale of additional glass forming machines to buyers outside the United States and to finance Borrower's working capital needs to support export sales;

                  WHEREAS, the Borrower and Lender desire to continue the Original Credit Agreement but to make certain amendments and modifications thereto and to certain of the Credit Documents delivered in connection therewith (as amended, the "Original Credit Documents"), all as reflected in this Agreement, which upon execution will supercede and replace the Original Credit Agreement effective as of the Closing Date (as defined herein); and

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and Lender hereby agree as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

                  SECTION 1.01. DEFINITIONS. For purposes of this Agreement, the following terms shall have the indicated meanings as set forth below:

                  "Account Debtor" shall mean any Person who is or may become obligated under or on account of an Account Receivable, including, without limitation, any Export Account Debtor.

                  "Accounts Receivable" shall have the meaning given such term in the form of the Borrower Agreement attached hereto as Exhibit A.

                  "Adjusted Leverage Ratio" shall mean, for any particular Person and as of any date of determination, the ratio of (a) such Person's total liabilities determined in accordance with

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GAAP (including the aggregate outstanding stated amount of all Letters of Credit issued under this Agreement but excluding liabilities for customer deposits) to
(b) such Person's Consolidated Tangible Net Worth, all as determined on a consolidated basis.

                  "Adjusted Monthly LIBOR Index Rate" means for any calendar month a rate per annum equal to the LIBOR Rate for a LIBOR Period equal to the calendar month for which such rate is to be set.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

                  "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.).

                  "Borrower" shall have the meaning given such term in the preamble to this Agreement and shall include such Person's legal representatives, successors and assigns.

                  "Borrower Agreement" shall mean any Borrower Agreement, in form attached as Exhibit A hereto, that may be executed after the Closing Date, as the same may be executed, amended, supplemented or modified from time to time.

                  "Business Day" shall mean any day excluding a Saturday, Sunday, any other day on which banks are required or permitted to be closed in Atlanta, Georgia or New York, New York.

                  "Capital Expenditures" shall mean, for any fiscal period of any Person, all expenditures made and liabilities incurred by such Person during such period for the acquisition of items which are not, in accordance with GAAP, treated as expense items for such Person in the period made or incurred or as a prepaid expense applicable to a future period, and such term shall include that portion of any Capitalized Lease Obligations of such Person originally incurred during such period that is capitalized under GAAP.

                  "Capitalized Lease Obligations" shall mean, for any fiscal period of any Person, any Indebtedness of such Person represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness for purposes hereof shall be the capitalized amount of such obligations.

                  "Closing Date" shall mean June 10, 2002.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

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                  "Collateral" shall mean (i) any and all of the real or
personal property which is pledged or collaterally assigned to Lender or in which the Lender is otherwise granted a Lien to secure the Obligations pursuant to any and all of the Security Documents, and (ii) any and all cash and non-cash proceeds of the foregoing.

                  "Consolidated Net Income (Loss)" shall mean, for any fiscal period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein and without duplication) (i) any extraordinary gains or losses, (ii) gains attributable to write-ups of assets, (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary, (iv) any income (or loss) of any Person accrued prior to the date that it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary, or (v) any other non-recurring gains or losses.

                  "Consolidated Tangible Net Worth" shall mean, as of any date,
(i) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the sum of (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, (ii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP and (iii) the net stock amount of all assets of the Borrower and its Subsidiaries that would be classified as intangible assets on a consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

                  "Contractual Obligation" of any Person shall mean any provision of any written agreement, instrument, security, or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

                  "Credit Documents" shall mean, collectively, this Agreement, the Note, the Letters of Credit, and the Security Documents.

                  "Credit Party" shall mean, collectively, the Borrower and each of its Subsidiaries other than M-Tron and Spinnaker.

                  "Default" shall mean any condition or event which would constitute an Event of Default hereunder but for the giving of notice thereof or the existence of any applicable cure periods set forth in Article IX hereof.

                  "Domestic Account Debtor" shall mean any Account Debtor which is a United States Person.

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                  "Domestic Contract" shall mean any and all contracts now or hereafter entered into between Borrower, as seller, and any Domestic Account Debtor, as buyer, with respect to the sale of glass forming machinery or parts and accessories therefor

                  "Downpayment Support Letter of Credit" shall mean a Standby Letter of Credit which is issued or caused to be issued by Lender to support the reimbursement obligations of Borrower with respect to the downpayment made by an Account Debtor under an Export Contract, provided that the face amount of the Standby Letter of Credit may not exceed the actual dollar amount of the downpayment deposit.

                  "Eligible Export-Related Accounts Receivable" shall mean an Export-Related Account Receivable which is acceptable to Lender and which is deemed to be eligible pursuant to the Credit Documents, but in no event shall Eligible Export-Related Accounts Receivable include any Account Receivable:

         (a) that does not arise from the sale of goods or the performance of services in the ordinary course of Borrower's business;

         (b) that is not subject to a valid, perfected first priority Lien in favor of Lender;

         (c) as to which any covenant, representation or warranty contained in the Credit Documents with respect to such Account Receivable has been breached;

         (d) that is not owned by Borrower or is subject to any right, claim or interest of another Person other than the Lien in favor of Lender;

         (e) with respect to which an invoice has not been sent, except in the case of Percentage of Completion Accounts Receivable;

         (f) that arises from the sale of defense articles or defense services;

         (g) that is due and payable from an Account Debtor located in a country with which Eximbank is prohibited from doing business as designated in the Country Limitation Schedule set forth in the Eximbank Guarantee;

         (h) that does not comply with the requirements of the Country Limitation Schedule set forth in the Eximbank Guarantee;

         (i) that is due and payable more than one hundred eighty (180) days from the date of the invoice, with the exception of an Account Receivable for Retainage which may not (1) exceed ten percent (10%) of the aggregate amount the Borrower is to receive under a particular Export Contract or Domestic Contract and (2) be for a term greater than thirteen (13) months;

         (j) that is not paid within sixty (60) calendar days from its original due date;

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         (k)      arises from a sale of goods to or performance of services for an Affiliate of Borrower, an employee of Borrower, a stockholder of Borrower, a subsidiary of Borrower, a Person with a controlling interest in Borrower or a Person which shares common controlling ownership with Borrower;

         (l) that is backed by a letter of credit unless the goods covered by the subject letter of credit have been shipped, except in the case of Percentage of Completion Accounts Receivable;

         (m) that Lender or Eximbank, in its reasonable judgment, deems uncollectible for any reason;

         (n)      that is due and payable in a currency other than Dollars;

         (o)      that is due and payable from a military Account Debtor;

         (p)      that does not comply with the terms of sale set forth in
         Section 7 of the Eximbank Loan Authorization Agreement, if in effect at any time;

         (q) that is due and payable from an Account Debtor who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing;

         (r) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (s) for which the goods giving rise to such Account Receivable have not been shipped to the Account Debtor or the services giving rise to such Account Receivable have not been performed by Borrower or the Account Receivable otherwise does not represent a final sale, except in the case of Percentage of Completion Accounts Receivable;

         (t) that is subject to any offset, deduction, defense, dispute, or counterclaim or the Account Debtor is also a creditor or supplier of Borrower or the Account Receivable is contingent in any respect or for any reason;

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         (u)      for which Borrower has made any agreement with the Account
         Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; or

         (v) for which any of the goods giving rise to such Account Receivable have been returned, rejected or repossessed.

                  "Eligible Export-Related Inventory" shall mean Export-Related Inventory which is acceptable to Lender and which is deemed to be eligible pursuant to the Credit Documents, but in no event shall Eligible Export-Related Inventory include any Inventory:

         (a) that is not subject to a valid, perfected first priority Lien in favor of Lender;

         (b) that is located at an address that has not been disclosed to Lender in writing;

         (c) that is placed by Borrower on consignment or held by Borrower on consignment from another Person;

         (d) that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Lender or First Port City Bank, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Lender's right to gain access thereto;

         (e) that is produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29 U.S.C. Section 215 or any successor statute or section;

         (f) as to which any covenant, representation or warranty with respect to such Inventory contained in the Credit Documents has been breached;

         (g)      that is not located in the United States;

         (h)      that is demonstration Inventory;

         (i) that consists of proprietary software (i.e. software designed solely for Borrower's internal use and not intended for resale);

         (j) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

         (k)      that has been previously exported from the United States;

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         (l)      that constitutes defense articles or defense services;

         (m) that is to be incorporated into goods destined for shipment to a country as to which Eximbank is prohibited from doing business as designated in the Country Limitation Schedule set forth in the Eximbank Guarantee;

         (n) that is to be incorporated into goods destined for shipment to an Account Debtor located in a country in which Eximbank coverage is not available for commercial reasons as designated in the Country Limitation Schedule set forth in the Eximbank Guarantee, unless and only to the extent that such goods are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to Eximbank; or

         (o) that is to be incorporated into goods whose sale would result in an Account Receivable which would not be an Eligible Export-Related Account Receivable.

                  "Environmental Laws" means all federal, state, local and foreign laws, rules and regulations relating to pollution or protection of the environment, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  "Event of Default" shall have the meaning provided in Article IX hereof.

                  "Eximbank" shall mean The Export-Import Bank of the United States and any successors thereto.

                  "Eximbank Guarantee" shall mean that certain Master Guarantee Agreement, dated as of March 28, 2000, from Eximbank in favor of Lender, as amended, modified or replaced from time to time.

                  "Eximbank Loan Authorization Agreement" shall mean any Loan Authorization Agreement that may be executed after the Closing Date, between the Lender and the Eximbank, as amended, modified or replaced from time to time.

                  "Exim-Guaranteed Letters of Credit" shall mean any and all letters of credit (i) to be issued by Lender for the account of Borrower pursuant to Section 2.01(b) with respect to any Export Contract and pursuant to the terms of the Eximbank Guarantee, the Eximbank Loan Authorization Agreement and the Borrower Agreement and (ii) with respect to which Borrower's Obligations hereunder are guaranteed in part by Eximbank pursuant to the terms of the Eximbank Guarantee.

                  "Exim-Guaranteed Loans" shall mean any and all advances made by Lender to or on behalf of Borrower pursuant to Section 2.01(b) of this Agreement, which advances are

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guaranteed in part by the Eximbank pursuant to the terms and conditions of the
Eximbank Guarantee.

                  "Exim-Guaranteed Maximum Availability" shall mean, at any date of determination, the Maximum Amount, as such term is defined in the Eximbank Loan Authorization Agreement, if executed.

                  "Exim-Guaranteed Note" shall mean a promissory note in the amount of the Exim-Guaranteed Maximum Availability executed by the Borrower and payable to the order of the Lender.

                  "Exim-Guaranteed Obligations" shall mean any and all Obligations of Borrower relating to the Exim-Guaranteed Letters of Credit or Exim-Guaranteed Loans, which Obligations are guaranteed in part by Eximbank pursuant to the terms and conditions of the Eximbank Guarantee.

                  "Exim-Guaranteed Reimbursement Obligations" shall mean any and all Reimbursement Obligations of Borrower relating to the Exim-Guaranteed Letters of Credit, which Reimbursement Obligations are guaranteed in part by Eximbank pursuant to the terms and conditions of the Eximbank Guarantee.

                  "Existing Letters of Credit" shall mean any and all of (a) that certain Letter of Credit number P601342 in the amount of $707,000.00 issued on July 11, 2001 by Lender for the Account of Borrower and for the benefit of ACBC, (b) that certain Letter of Credit number P601343 in the amount of $110,795.00 issued on July 13, 2001 by Lender for the Account of Borrower and for the benefit of Thomson Video, (c) that certain Letter of Credit number P601375 in the amount of $353,500.00 issued on September 25, 2001 by Lender for the Account of Borrower and for the benefit of ACBC, (d) that certain Letter of Credit number P601378 in the amount of $4,703,440.00 issued on September 25, 2001 by Lender for the Account of Borrower and for the benefit of LG Phillips, and (e) that certain Letter of Credit number P601400 in the amount of $353,500.00 issued on November 1, 2001 by Lender for the Account of Borrower and for the benefit of ACBC.

                  "Export Accounts Receivable" shall mean any and all Accounts Receivable of Borrower arising out of or relating to any Export Contract.

                  "Export Account Debtor" shall mean any Account Debtor which is a non-United States Person.

                  "Export Contracts" shall mean any and all contracts now or hereafter entered into between Borrower, as seller, and any Export Account Debtor, as buyer, with respect to the sale of glass forming machinery or parts and accessories therefor.

                  "Export Contract Letters of Credit" shall mean any and all letters of credit which may be now or hereafter issued by any issuing bank for the account of an Export Account Debtor

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and for the benefit of Borrower with respect to the sale of glass forming equipment pursuant to an Export Contract, and any extension, renewal, modification or replacement of any of the foregoing.

                  "Export-Related Accounts Receivable" shall have the meaning given such term in the form of the Borrower Agreement attached hereto as Exhibit A; provided, however, that such term shall also include all other Accounts Receivable which are due and payable to the Borrower in the United States and all Percentage of Completion Accounts Receivable.

                  "Export-Related Accounts Receivable Value" shall mean, at the date of determination thereof, the aggregate face amount of Eligible Export-Related Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Lender (or Eximbank) in writing.

                  "Export-Related Borrowing Base" shall mean, at the date of determination thereof, the sum of (a) the Export-Related Inventory Value multiplied by 50% and (b) the Export-Related Accounts Receivable Value multiplied by 85%; provided, however, that the advance rates set forth above may be adjusted pursuant to the Eximbank Loan Authorization Agreement, if executed at any time.

                  "Export-Related Borrowing Base Certificate" shall mean the Export-Related Borrowing Base Certificate in the form of Exhibit B attached hereto.

                  "Export-Related Inventory" shall have the meaning given such term in the form of the Borrower Agreement attached hereto as Exhibit A; provided, however, that such term shall also include all other Inventory of the Borrower located in the United States.

                  "Export-Related Inventory Value" shall mean, at the date of determination thereof, the lower of cost or market value of Eligible Export-Related Inventory of Borrower as determined in accordance with GAAP.

                  "First Port City Bank" shall mean First Port City Bank, a national banking association, and its successors and assigns.

                  "First Port City Bank Indebtedness" shall mean any and all Indebtedness of Borrower to First Port City Bank under the First Port City Bank Notes.

                  "First Port City Bank Notes" shall mean those certain promissory notes, dated August 6, 1998 and October 28, 1999, in the principal amount of $700,000 and $350,050, respectively, executed by Borrower in favor of First Port City Bank, as each such note is amended, supplemented, replaced or restated (but not increased) from time to time.

                  "GAAP" shall mean, as in effect from time to time, United States generally accepted accounting principles (which the parties acknowledge and agree shall include the requirement that such principles be consistently applied).

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                  "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received.

                  "Guarantors" shall mean, collectively, the Parent and each Subsidiary of the Borrower.

                  "Indebtedness" of any Person shall mean, without duplication:
(i) all obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments; (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured; (v) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (vi) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured; (vii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); and (viii) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

                  "Interest Payment Date" shall mean the last calendar day of each month.

                  "Inventory" shall have the meaning given such term in the form of the Borrower Agreement attached hereto as Exhibit A.

                  "Lender" shall have the meaning given such term in the preamble to this Agreement and shall include such Person's successors and assigns.

                  "Lender's Account" shall mean the restricted deposit account of Lender and into which the remittances on all Accounts Receivable related to Export Contracts are to be directly paid or deposited by Borrower.

                  "Letters of Credit" shall mean, collectively, the Non-Guaranteed Letters of Credit and the Exim-Guaranteed Letters of Credit.

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                  "Leverage Ratio" shall mean, for any particular Person and as of any date of determination, the ratio of (a) such Person's total liabilities determined in accordance with GAAP (but excluding liabilities for customer deposits) to (b) such Person's Consolidated Tangible Net Worth, all as determined on a consolidated basis.

                  "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Period" means each period commencing on the first LIBOR Business Day of each month and ending one month thereafter.

                  "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Lender equal to:

         (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower.

                  "Lien" shall mean any mortgage, pledge, security interest, security deposit, encumbrance, Lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the UCC).

                  "Loans" shall mean, collectively, the Non-Guaranteed Loans and the Exim-Guaranteed Loans.

                  "Lynch Amav" shall mean Lynch Amav, LLC, a Delaware limited liability company.

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                  "Lynch International" shall mean Lynch International Holding
Corporation, a Delaware corporation.

                  "Margin Regulations" shall mean Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                  "Material Adverse Effect" shall mean a material adverse effect upon, or a material adverse change in, any of the (i) business, results of operations, properties or financial condition of Borrower (other than any such effect or change resulting from an effect upon or change in (x) the aggregate value of capital stock of M-Tron or Spinnaker held by Borrower, if any, or (y) the business, results of operations, properties, prospects or financial condition of M-Tron, Spinnaker, or any of their respective subsidiaries), (ii) legality, validity, binding effect or enforceability of any Credit Document, or
(iii) ability of any Credit Party to perform its payment obligations, if any, under the Credit Documents (other than any such effect or change resulting from an effect upon or change in (x) the aggregate value of capital stock of M-Tron or Spinnaker held by Borrower, if any, or (y) the business, results of operations, properties, prospects or financial condition of M-Tron, Spinnaker, or any of their respective subsidiaries).

                  "Maturity Date" shall mean May 30, 2003, as such date may be extended, accelerated or amended from time to time pursuant to this Agreement.

                  "M-Tron" shall mean M-Tron Industries, Inc., a Delaware corporation.

                  "Non-Guaranteed Letters of Credit" shall mean, collectively, any and all letters of credit issued by Lender for the account of the Borrower pursuant to Section 2.01(a) of this Agreement.

                  "Non-Guaranteed Loan Maximum Availability" shall mean, at any date of determination, the sum of $7,000,000.

                  "Non-Guaranteed Loan Obligations" shall mean any and all Obligations of Borrower relating to the Non-Guaranteed Loans or the Non-Guaranteed Letters of Credit.

                  "Non-Guaranteed Loans" shall mean, collectively, any and all advances made by Lender on behalf of Borrower pursuant to Section 2.01(a) of this Agreement.

                  "Note" shall mean, collectively, (i) the $7,000,000 promissory note executed by the Borrower and payable to the order of the Lender as evidence of the Non-Guaranteed Loans, (ii) the Exim-Guaranteed Note, if any, and (iii) any extension, renewal, modification or replacement thereof or therefor.

                  "Obligations" shall mean, collectively, all amounts now or hereafter owing to the Lender by the Borrower pursuant to the terms of or as a result of this Agreement, the Note, or any other Credit Document, including without limitation, the unpaid principal balance of any and all

Loans, all Reimbursement Obligations of Borrower hereunder with respect to any and all Letters of Credit, and all interest, fees, expenses and other charges relating to or accruing on such Loans or Reimbursement Obligations, as well as any and all other indebtedness, liabilities, and obligations of the Borrower, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, which may be now existing or may hereafter arise under or as a result of any of the Credit Documents, and together with any and all renewals, extensions, modifications or refinancings of any of the foregoing.

                  "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by the Borrower's president, chief executive officer, chief financial officer or controller.

                  "Parent" shall mean Lynch Corporation, an Indiana corporation.

                  "Parent Guaranty" shall mean that certain Parent Guaranty executed as of even date herewith by the Parent.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Percentage of Completion Accounts Receivables" shall mean Accounts Receivable for less than the full amount of an Export Contract or Domestic Contract generated in accordance with GAAP percentage of completion accounting.

                  "Permitted Lien" shall mean any Lien of a kind which is not prohibited under Section 8.01 hereof.

                  "Person" shall mean any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

                  "Plan" shall mean any "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or any of its Subsidiaries or by any trade or business, whether or not incorporated, which, together with Borrower or any of its Subsidiaries, is under common control.

                  "Reimbursement Obligation" shall mean, with respect to each Letter of Credit, the Borrower's obligation to reimburse the Lender for drawings thereunder as provided herein with respect to such Letter of Credit.

                  "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA.

                  "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Retainage" shall mean that portion of the purchase price of an Export Contract or Domestic Contract that an Account Debtor is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Contract or Domestic Contract.

                  "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                  "Security Agreement" shall mean the Amended and Restated Security Agreement of even date between Borrower, the Subsidiaries of the Borrower and Lender and any and all other security agreements, pledge agreements, collateral assignments (including the assignment made pursuant to Section 3.04 hereof) or similar agreements now or hereafter executed by Borrower in favor of the Lender with respect to any or all of the Collateral, and any modifications or replacements thereof or therefor.

                  "Security Deed" shall mean the Security Deed and Agreement dated as of March 30, 2001 from Borrower in favor of Lender, the first amendment thereof dated as of the date hereof, and any modifications or replacements thereof or therefor.

                  "Security Documents" shall mean, collectively, the Borrower Agreement (if executed at any time), the Eximbank Guarantee (if executed at any time), the Eximbank Loan Authorization Agreement (if executed at any time), the Security Deed, the Security Agreement, the Parent Guaranty, the Subsidiary Guaranty, any and all Export Contract Letters of Credit, any and all assignments of Export Contract Letters of Credit proceeds delivered pursuant to Section 3.03 hereof, and each other guaranty, letter of credit, security, mortgage or other collateral document, whether now existing or hereafter executed and delivered, guaranteeing or securing any or all of the Obligations.

                  "Spinnaker" shall mean Spinnaker Industries, Inc., a Delaware corporation.

                  "Standby Letter of Credit" shall mean Letters of Credit issued or caused to be issued by Lender for Borrower's account that can be drawn upon by an Account Debtor only if Borrower fails to perform all of its obligations with respect to an Export Order.

                  "Subsidiary" means, as applied to Borrower, (i) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which 50% or more of the outstanding partnership interests is, at the time, directly or indirectly owned by Borrower or by one or more Subsidiaries of Borrower, and (ii) any other entity which is directly or indirectly controlled or capable of being controlled by

Borrower or by one or more Subsidiaries of Borrower; provided, however, that as used herein, "Subsidiary" shall not include M-Tron and Spinnaker or their respective subsidiaries.

                  "Subsidiary Guaranty" means that certain Subsidiary Guaranty of even date herewith executed by the Subsidiaries of Borrower.

                  "Tangible Net Worth" shall mean, as of any particular date and with respect to any particular Person, the Net Worth of such Person as of such date less the sum of (i) all assets of such Person as of such date which should be classified as intangible assets under GAAP (including, without limitation, goodwill) and (ii) all accounts receivable and other debts due to such Person at such time from any of its officers, directors, shareholders, or other Affiliates, all as determined on a consolidated basis.

                  "Total Maximum Availability" shall mean the aggregate of the Non-Guaranteed Maximum Availability plus the Exim-Guaranteed Maximum Availability (as such amounts may be adjusted from time to time pursuant to this Agreement).

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Georgia; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Georgia, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Warranty" shall mean Borrower's warranty to a buyer of goods that the goods manufactured pursuant to an Export Order will function as intended during the warranty period set forth in such Export Order.

                  "Warranty Letter of Credit" shall mean any Standby Letter of Credit which is issued or caused to be issued by Lender to support the obligations of Borrower with respect to a Warranty, provided the maximum term for such Standby Letter of Credit shall not exceed thirteen (13) calendar months from the date of export of the underlying goods.

                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP; provided, however, that compliance with any and all financial covenants and calculations provided for herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in
Section 6.02 hereof unless and until the parties hereto enter into a written amendment agreement with respect thereto, except that in no event shall (x) the value of capital stock of M-Tron or Spinnaker held by Borrower, if any, or (y) the assets, liabilities, financial results or business operations of M-Tron, Spinnaker or their respective subsidiaries be considered in connection with compliance with any conditions to borrowing, representations and warranties, covenants or default provisions of the Borrower under the Credit Documents.

                  SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any pronoun used herein shall be deemed to cover all genders and all singular terms used herein shall include the plural and vice versa. Unless otherwise expressly indicated herein, all references herein to a period of time which runs "from" or "through" a particular date shall be deemed to include such date, and all references herein to a period of time which runs "to" or "until" a particular date shall be deemed to exclude such date. Unless otherwise defined or specified herein, all other terms used herein shall have the meanings, if any, given such terms in the Uniform Commercial Code as in effect on this date in the State of Georgia as the same may be hereafter amended or supplemented from time to time.

                                   ARTICLE II.

                LETTER OF CREDIT AND REVOLVING CREDIT FACILITIES

                  SECTION 2.01.  LOANS; LETTERS OF CREDIT; MAXIMUM AVAILABILITY.

                  (a) Non-Guaranteed Loans and Non-Guaranteed Letters of Credit. (i) Subject to the terms and conditions of this Agreement, Lender agrees that, from time to time prior to the Maturity Date and upon the Borrower's request therefor, Lender shall make Non-Guaranteed Loans to the Borrower and issue Non-Guaranteed Letters of Credit for the account of the Borrower; provided, however, that the sum of the aggregate outstanding principal balance of the Non-Guaranteed Loans plus the aggregate stated amount of all outstanding Non-Guaranteed Letters of Credit shall not exceed the Non-Guaranteed Loan Maximum Availability at any one time; provided further, however, that the maximum aggregate principal balance of the Non-Guaranteed Loans made under this
Section 2.01(a) shall at no time exceed Two Million Dollars ($2,000,000). Notwithstanding anything in this Agreement to the contrary, the Existing Letters of Credit are deemed to be Non-Guaranteed Letters of Credit issued hereunder, an all applicable fees due thereon under this Agreement shall be paid to the Lender on the Closing Date. The proceeds of each Non-Guaranteed Loan made under this
Section 2.01(a) shall be used solely to finance the costs of manufacturing or selling contract items under either Export Contracts or Domestic Contracts.

                  (ii) Each Non-Guaranteed Letter of Credit issued hereunder shall be either (1) a Downpayment Support Letter of Credit or (2) a Warranty Letter of Credit. Any Non-Guaranteed Letter of Credit issued hereunder with respect to an Export Contract pursuant to which the Borrower has contracted to receive in the aggregate more than $500,000 must be secured by the assignment to Lender, pursuant to Section 3.04, of an Export Contract Letter of Credit related to such Export Contract, which Export Contract Letter of Credit shall be in an amount and form acceptable to the Lender in all respects. The proceeds of each Non-Guaranteed Letter of Credit shall be used solely to finance the costs of manufacturing or selling contract items under Export Contracts.

                  (iii) In the event Borrower fails to reimburse Lender pursuant to Section 2.03 hereof for any drawing honored by Lender under any Non-Guaranteed Letter of Credit, Lender may, in its discretion, make a Non-Guaranteed Loan on behalf of Borrower in order to refinance Borrower's Reimbursement Obligations with respect to such drawing and such Reimbursement Obligations thereupon shall be converted into a Non-Guaranteed Loan hereunder.

                  (iv) In the event Borrower fails to reimburse Lender for any expenses or costs incurred by Lender pursuant to Section 10.03(a) hereof within fifteen (15) business days after Lender gives written notice to Borrower of such expenses or costs, Lender may, in its discretion, make a Non-Guaranteed Loan on behalf of Borrower in order to reimburse Lender for such expenses or costs incurred pursuant to Section 10.03(a).

                  (b) Exim-Guaranteed Loans and Letters of Credit. (i) Subject to the terms and conditions of this Agreement, the Borrower Agreement, the Eximbank Loan Authorization Agreement, and the Eximbank Guarantee, Lender agrees that, from and after the date that the conditions precedent for the making of Exim-Guaranteed Loans and the issuance of Exim-Guaranteed Letters of Credit set forth in Section 5.02 hereof have been satisfied until the Maturity Date, and upon the Borrower's request therefor, Lender shall make Exim-Guaranteed Loans to the Borrower and shall issue Exim-Guaranteed Letters of Credit for the account of the Borrower; provided however, that (1) the sum of the aggregate outstanding principal balance of the Exim-Guaranteed Loans plus the aggregate stated amount of all outstanding Exim-Guaranteed Letters of Credit shall not exceed the Exim-Guaranteed Maximum Availability at any one time, and
(2) Exim-Guaranteed Loans shall only be made, and shall only be permitted to remain outstanding, if and so long as Non-Guaranteed Loans have been made and/or Non-Guaranteed Letters of Credit have been issued in an aggregate amount equal to the Non-Guaranteed Loan Maximum Availability.

                  (ii) The proceeds of each Exim-Guaranteed Loan or Exim-Guaranteed Letter of Credit shall be used solely to finance the costs of manufacturing or selling contract items under Export Contracts in accordance with the requirements of the Eximbank Guarantee, the Eximbank Loan Authorization Agreement and the Borrower Agreement.

                  (iii) In the event Borrower fails to reimburse Lender pursuant to Section 2.03 hereof for any drawing honored by Lender under any Exim-Guaranteed Letter of Credit, Lender may, in its discretion, make an Exim-Guaranteed Loan on behalf of Borrower in order to refinance Borrower's Reimbursement Obligations with respect to such drawing and such Reimbursement Obligations thereupon shall be converted into an Exim-Guaranteed Loan hereunder.

                  (c) Revolving Loans. The Loans are revolving in nature, and any portion of a Loan that is repaid or prepaid may be reborrowed, pursuant and subject to the other terms and conditions set forth herein.

                  SECTION 2.02.  REPAYMENT OF PRINCIPAL AND INTEREST ON THE
LOANS.

                  (a) The Borrower's obligations to pay to the Lender the principal of and accrued interest on the Loans shall be evidenced by the records of the Lender and the Note.

                  (b) Accrued interest on the Loans (other than Loans made or deemed made to refinance the Borrower's Reimbursement Obligations pursuant to
Section 2.01(a)(iii) or 2.01(b)(iii) hereof, to pay for expenses or costs pursuant to Section 2.01(a)(iv) hereof, or to provide cash collateral for outstanding Letters of Credit pursuant to Section 9.02(a)(iii) hereof) shall be payable to the Lender monthly in arrears on each Interest Payment Date as well as on the Maturity Date. Accrued interest on the Loans made or deemed made to refinance Borrower's Reimbursement Obligations pursuant to Section 2.01(a)(iii) or 2.01(b)(iii) hereof, to pay expenses or costs pursuant to Section 2.01(a)(iv) hereof, or to provide cash collateral for outstanding Letters of Credit pursuant to Section 9.02(a)(iii) hereof shall be payable on the earlier of demand by Lender or the Maturity Date.

                  (c) In addition to any principal reduction which may be required at any time under Section 2.03 hereof, and subject to any acceleration of maturity pursuant to Section 9.02 hereof, the aggregate outstanding principal balance of the Loans (other than Loans made to refinance Borrower's Reimbursement Obligations pursuant to Section 2.01(a)(iii) or 2.01(b)(iii) hereof, to pay for expenses or costs pursuant to Section 2.01(a)(iv) hereof, or to provide cash collateral for outstanding Letters of Credit pursuant to Section 9.02(a)(iii) hereof) shall be due and payable in full on the Maturity Date, and the aggregate outstanding principal balance of all Loans made or deemed made pursuant to Section 2.01(a)(iii), 2.01(a)(iv) or 2.01(b)(iii) hereof or 9.02(a)(iii) hereof shall be payable in full on the earlier of demand or the Maturity Date.

                  SECTION 2.03 REIMBURSEMENT OBLIGATIONS; REPAYMENT OF PRINCIPAL AND INTEREST; MAXIMUM EXPIRY DATES.

                  (a) The Borrower's obligations to pay to the Lender the principal of and accrued interest on the Reimbursement Obligations shall be evidenced by the records of the Lender and this Agreement.

                  (b) Upon receipt by the Lender of a drawing by the beneficiary under any Letter of Credit, the Lender shall promptly notify the Borrower of the amount of such drawing and the date on which the payment thereof is to be made by the Lender to the beneficiary (but the Lender's failure to give any such notice shall not affect the Borrower's Reimbursement Obligations hereunder). The Borrower agrees to reimburse the Lender for the amount of each drawing made under any Letter of Credit which is honored by the Lender, which reimbursement shall be made in full at or prior to the time the Lender pays such drawing (but in the event the Lender fails to give the Borrower the aforesaid prior notice of its intended payment of any such drawing, such reimbursement shall not be due until the Lender gives the Borrower notice of Lender's payment of such drawing). In the event Borrower fails to honor when due its Reimbursement Obligations with respect to a drawing under any Letter of Credit, the Lender may, at its option, make a Loan on Borrower's behalf to refinance such Reimbursement Obligations (and such Loan shall be a Non-Guaranteed Loan if such Letter of Credit is a Non-Guaranteed Letter of Credit and an Exim-Guaranteed Loan if such Letter of Credit is an Exim-Guaranteed Letter of Credit), but Lender shall not be under any obligation to make any such Loan to refinance any such Reimbursement Obligations.

                  (c) Accrued interest on any of the Reimbursement Obligations shall be payable at the same time as is due the payment of principal of such Reimbursement Obligation.

                  (d) Each Letter of Credit shall expire no later than 360 days after the issuance thereof; provided, however, that Warranty Letters of Credit may expire no later than 390 days after the issuance thereof. On the Maturity Date, any and all Letters of Credit having an expiration date after the Maturity Date must be cash collateralized in accordance with the terms and conditions of Section 10.14(ii). No Letter of Credit may be issued on a date that is less than 30 days prior to the Maturity Date, unless the Lender in its reasonable judgment believes that the Lender and Borrower are in good faith negotiations to extend the Maturity Date of this Agreement. Each Letter of Credit otherwise shall be in a form and shall have terms which are acceptable in all respects to Lender. Each Exim-Guaranteed Letter of Credit shall comply with the terms and conditions of the Eximbank Guarantee, the Eximbank Loan Authorization Agreement and the Borrower Agreement.

                  SECTION 2.04.  MAXIMUM AVAILABILITY; OVERADVANCE.

                  (a) Notwithstanding anything in this Agreement to the contrary, the Lender shall not be obligated to make any Loans to or on behalf of the Borrower, and the Lender shall not be obligated to issue any Letters of Credit for the account of the Borrower hereunder if, after giving effect to any such transactions, the aggregate outstanding principal balance of all of the Loans at such time plus the aggregate stated amount of all outstanding Letters of Credit at such time shall exceed the amount of the Export-Related Borrowing Base as then in effect.

                  (b) In the event that the aggregate principal balance of any of the Loans outstanding at any one time or the aggregate stated amount of any of the Letters of Credit outstanding at any one time shall exceed any of the applicable limits specified in Section 2.01(a) or (b) hereof or any applicable limit specified in paragraph (a) of this Section 2.04, Borrower shall, immediately upon Borrower's receipt of notice thereof from Lender or the Borrower's otherwise acquiring knowledge thereof, prepay such Loans or cause the early cancellation of such Letters of Credit to the extent necessary to eliminate such excess.

                  (c) In the event that the aggregate principal balance of any of the Loans outstanding at any one time or the aggregate stated amount of any of the Letters of Credit outstanding at any one time shall exceed any of the applicable limits specified in Section 2.01(a) or (b) above or any applicable limit specified in paragraph (a) of this Section 2.04, such excess nevertheless shall constitute Loans or Letters of Credit (as the case may be) for all purposes of this Agreement and the other Credit Documents and shall be entitled to all benefits and security of this Agreement and the other Credit Documents.

                  SECTION 2.05.  AMENDMENT AND RESTATEMENT; NO NOVATION.

         This Agreement constitutes an amendment and restatement of the Original Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Obligations or any other obligations owing to the Lender under the Original Credit Agreement or any other Original Credit Document. On the Closing Date, the credit facilities and the terms and conditions thereof described in the Original Credit Agreement shall be amended and replaced by the credit facilities and the terms and conditions thereof described herein, and all Loans and other Obligations of Borrower outstanding as of such date under the Original Credit Agreement shall be deemed to be Loans and Obligations outstanding under the corresponding facilities described herein, without further action by any Person.

                  SECTION 2.06.  EFFECTIVENESS OF ORIGINAL LOAN DOCUMENTS.

         Borrower, Parent and each Credit Party hereby acknowledge that the Security Documents and all other Credit Documents previously executed by Borrower, Parent or any Credit Party and delivered to Lender are and shall remain in full force and effect, and Borrower, Parent and each Credit Party hereby ratifies, confirms and approves such Security Documents and such other Credit Documents and all of the terms and provisions thereof, and agrees that each of such Security Documents and each of such Credit Documents constitutes the valid and binding obligation of Borrower, Parent or the Credit Party, as applicable, enforceable by the Lender in accordance with its terms.

                  SECTION 2.07. EXTENSION OF MATURITY DATE. Not earlier than 60 days and not later than 45 days prior to the existing Maturity Date, the Borrower may request in writing that the Lender extend the Maturity Date for an additional period of time to be mutually agreed upon by the parties. The Lender, in its sole discretion, may agree to extend or decline to extend the Maturity Date; provided, however, that if the Lender does not respond in writing to such request from the Borrower 30 days prior to the existing Maturity Date, then the Borrower's request for an extension shall be deemed to have been denied by the Lender.

                                  ARTICLE III.

     EXPORT-RELATED BORROWING BASE, EXPORT CONTRACTS AND DOMESTIC CONTRACTS

                  SECTION 3.01.  EXPORT-RELATED BORROWING BASE MATTERS.

                  (a) The Export-Related Borrowing Base and the asset values and credit margins incorporated therein shall be used solely for the purposes of this Agreement and the credit facilities provided by the Lender to the Borrower hereunder and shall not prejudice the Lender's right to allege and prove in any bankruptcy, insolvency or other similar proceeding involving Borrower a different value of the assets of the Borrower nor shall they be construed to be an admission by the Lender as to what collateral levels would adequately protect its interests in any such bankruptcy, insolvency or other similar proceeding involving Borrower.

                  (b) With respect to all Export-Related Accounts Receivable, Borrower represents and warrants to Lender that Lender may rely, in determining which Export-Related Accounts Receivable are Eligible Export-Related Accounts Receivable, on all statements and representations made by Borrower with respect to any Export-Related Accounts Receivable, and, unless otherwise indicated in writing to Lender, that with respect to each Export-Related Account
Receivable:

         (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a note, instrument or judgment;

         (ii) It arises out of a bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and is due and owing in accordance with the terms and conditions of the related contract between the Borrower and the applicable Account Debtor and all purchase orders or other documents relating thereto;

         (iii) It is for a liquidated amount payable in U.S. Dollars and is due as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

         (iv) Such Export-Related Account Receivable, and Lender's security interest therein, is not, and will not be in the future, subject to any offset, Lien (other than in favor of Lender), deduction, defense, dispute, or counterclaim except for disputes where the amount in controversy is deemed by Lender to be immaterial, and each such Export-Related Account Receivable is absolutely owing to Borrower and is not contingent in any material respect;

         (v) Borrower has made no agreement with any Account Debtor for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

         (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the net face amount of the invoice and statements delivered to Lender with respect thereto; and

         (vii) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of such Export-Related Account Receivable, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in the collectability of such Export-Related Account Receivable.

                  (c) Borrower shall keep accurate and complete records of all Accounts Receivable and all payments and collections thereon.

                  (d) Borrower shall cause all Accounts Receivable to be directly paid to or deposited in a depository account with Lender. Without limiting the generality of the foregoing sentence, all Accounts Receivable related to Export Contracts must be directly paid to or deposited in the Lender's Account. Lender agrees that it will remit funds from the Lender's Account to an unrestricted account of the Borrower maintained with Lender upon the request of Borrower unless and until: (1) a Default or Event of Default has occurred and is continuing or (2) Lender reasonably believes based on information available to it that an outstanding Letter of Credit may be presented for drawing under a particular Export Contract. Upon an Event of Default, Lender may in its discretion apply all amounts in any deposit account maintained with Lender against the Obligations in the manner set forth in this Agreement. Lender has no duty to protect, insure, collect or realize upon the Accounts Receivable or preserve rights in them.

                  (e) With respect to Export-Related Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which item or items of Export-Related Inventory constitute Eligible Export-Related Inventory, on all statements and representations made by Borrower with respect to such Inventory and, unless otherwise indicated in writing to Lender, that:

         (i) Such Export-Related Inventory is presently and will continue to be located at Borrower's places of business listed in the Security Agreement and will not be removed therefrom except as authorized by the Security Agreement;

         (ii) Such Export-Related Inventory is not now, nor shall such Export-Related Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form and substance reasonably acceptable to Lender, warehouse receipts therefor in Lender's name; and

         (iii) Such Export-Related Inventory is not now, nor shall such Export-Related Inventory at any time or times hereafter be, delivered by or on behalf of Borrower to any third party for the purpose of being processed by such third party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause such third party to agree in writing in favor of Lender (which agreement must be in form and substance satisfactory to Lender) that such third party will not assert any processor's or other Lien against such Export-Related Inventory, that such third party acknowledges that Lender holds a first-priority and perfected security interest in such Export-Related Inventory pursuant to the Security Agreement, and that such third party will turn such Export-Related Inventory over to Lender upon Lender's request therefor.

                  SECTION 3.02. EXPORT CONTRACTS AND DOMESTIC CONTRACTS. The Borrower shall promptly deliver to Lender a copy of each Export Contract and each Domestic Contract together with a certificate from the president, chief executive officer, chief financial officer or controller of Borrower certifying that such copy is a true, correct and complete copy of such Export Contract or Domestic Contract, as applicable, and has not been amended, restated or terminated as of the date of such certificate.

                  SECTION 3.03. DENOMINATION OF EXPORT TRANSACTIONS. The Borrower shall require payment under any and all Export Contracts and all Domestic Contracts in U.S. Dollars.

                  SECTION 3.04. ASSIGNMENT OF EXPORT CONTRACT LETTERS OF CREDIT PROCEEDS; LENDER AS ADVISING BANK.

                  (a) The Borrower shall assign to the Lender the proceeds of each Export Contract Letter of Credit pursuant to an executed assignment of proceeds complying with the provisions of Sections 9-107 and 5-114 of the UCC and providing that all payments under such Export Contract Letter of Credit shall be made directly to Lender's Account and otherwise in form and substance satisfactory to Lender (a "Assignment of Proceeds"). The Borrower shall cause each Assignment of Proceeds to be acknowledged by the paying bank.

                  (b) Each Export Contract Letter of Credit shall be freely negotiable, and the Borrower shall authorize only the Lender to negotiate such Export Contract Letter of Credit.

                  SECTION 3.05. SHIPMENT OF EXPORT CONTRACT ITEMS. Borrower shall not ship any contract items under any Export Contract to the Account Debtor thereunder unless and until (a) the Borrower has received the original Export Contract Letter of Credit relating to such Export Contract, (b) such Export Contract Letter of Credit is in full force and effect at the time of such shipment, (c) the proceeds of the Export Contract Letter of Credit relating to such Export Contract have been assigned to Lender pursuant to Section 3.04 hereof and (d) the paying bank under the Export Contract Letter of Credit has acknowledged and consented to such assignment.

                                   ARTICLE IV.

                              GENERAL CREDIT TERMS

                  SECTION 4.01. REQUEST FOR LOANS OR LETTERS OF CREDIT. (a) Whenever Borrower desires to request any Loan hereunder, it shall give the Lender prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of such request (a "Notice of Borrowing"), such Notice of Borrowing to be given to the Lender by 1:00 p.m. (Eastern Time) on the Business Day prior to the planned borrowing. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Loan requested by the Borrower thereby, whether such Loan is to be a Non-Guaranteed Loan or an Exim-Guaranteed Loan, the purpose of such Loan, and the specific Export Contract (or, in the case of a Non-Guaranteed Loan only, the specific Domestic Contract or Export Contract) for which such Loan shall be utilized.

                  (b) Whenever Borrower desires to request any Letter of Credit hereunder, it shall give the Lender prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of such request (a "Notice of Letter of Credit Request"), such Notice of Letter of Credit Request to be given to the Lender by 1:00 p.m. (Eastern Time) on the Business Day prior to the planned issuance date of the requested Letter of Credit, and such Notice of Letter of Credit Request shall be accompanied by a duly completed and executed letter of credit application for the requested Letter of Credit on Lender's standard form therefor (but in the event of any inconsistency between the terms of such application and this Agreement, the terms of this Agreement shall control). When requesting a Letter of Credit hereunder, Borrower shall also (a) specify the purpose of such Letter of Credit and the specific Export Contract for which such Letter of Credit shall be utilized and (b) deliver to the Lender a copy of such Export Contract together with a certificate from the president, chief executive officer, chief financial officer or controller of Borrower certifying that such copy is a true, correct and complete copy of such Export Contract and has not been amended, restated or terminated as of the date of such certificate.

                  SECTION 4.02.  FEES.

                  (a) In consideration of the Lender's entering into this Agreement and making the Non-Guaranteed Loans and Non-Guaranteed Letters of Credit available hereunder, Borrower shall pay to Lender the following non-refundable fees on or before the following dates, which fees shall be deemed fully earned upon the parties' execution and delivery of this Agreement:

                  (i) on the date hereof, an origination fee for Non-Guaranteed Loans and Non-Guaranteed Letters of Credit in the amount of $8,750 (representing .125% of the Non-Guaranteed Loan Maximum Availability); and

                  (ii) Borrower shall pay to Lender a non-refundable commitment fee from the date of this Agreement to the Maturity Date computed on the daily unused portion of the Non-Guaranteed Loan Maximum Availability in effect during the period for which such rate is made

                           (which commitment fee shall be computed by treating each outstanding Non-Guaranteed Letter of Credit as a usage of the Non-Guaranteed Loan Maximum Availability) at a rate per annum equal to one-eighth of one percent (.125%), which commitment fee shall be payable by Borrower to the Lender quarterly in arrears on the first (1st) day of each calendar quarter, commencing with July 1, 2002, and continuing to be due on the first (1st) day of each January, April, July and October thereafter so long as this Agreement is in effect as well as on the Maturity Date.

                  (b) After the date on which all of the conditions precedent set forth in Section 5.02 hereof have been satisfied, and in consideration of the Lender's entering into this Agreement and making the Exim-Guaranteed Loans and Exim-Guaranteed Letters of Credit available hereunder, Borrower shall pay to Lender the following non-refundable fees on or before the following dates which fees shall be deemed fully earned upon the satisfaction of all of the conditions set forth in Section 5.02 hereof:

                  (i) on or before the date on which all of the conditions precedent set forth in Section 5.02 hereof have been satisfied, a non-refundable guaranty fee for the Exim-Guaranteed Loan and Exim-Guaranteed Letters of Credit in an amount equal to 1.5% of the Exim-Guaranteed Maximum Availability, which guaranty fee shall be used by Lender to pay the comparable facility fee due from Lender to Eximbank under the Eximbank Guarantee;

                  (ii) on or before the date on which all of the conditions precedent set forth in Section 5.02 hereof have been satisfied, an origination fee for Exim-Guaranteed Loans and Exim-Guaranteed Letters of Credit in an amount equal to 0.125% of the Exim-Guaranteed Loan Maximum Availability; and

                  (iii) Borrower shall pay to Lender a non-refundable commitment fee from the date on which all of the conditions precedent set forth in Section 5.02 hereof has been satisfied to the Maturity Date computed on the daily unused portion of the Exim-Guaranteed Loan Maximum Availability in effect during the period for which such rate is made (which commitment fee shall be computed by treating each outstanding Exim-Guaranteed Letter of Credit as a usage of the Exim-Guaranteed Maximum Availability) at a rate per annum equal to one-eighth of one percent (.125%), which commitment fee shall be payable by Borrower to the Lender quarterly in arrears on the first (1st) day of each calendar quarter, commencing with the first day of the first month of January, April, July or October after the date on which all of the conditions set forth in Section 5.02 hereof are satisfied, and continuing to be due on the first
                           (1st) day of each

                           January, April, July and October thereafter so long as this Agreement is in effect as well as on the Maturity Date.

                  (c) In consideration of the Lender entering into this Agreement and making the Letters of Credit available, Borrower shall pay to Lender, on demand, (1) upon the issuance of each Non-Guaranteed Letter of Credit with an original stated amount of $2,000,000 or greater, a letter of credit fee equal to one and one-half percent (1.50%) per annum of the original stated amount of such Non-Guaranteed Letter of Credit, (2) upon the issuance of each Non-Guaranteed Letter of Credit with an original stated amount of less than $2,000,000, a letter of credit fee equal to the greater of $1000 or two percent (2.0%) per annum of the original stated amount of such Non-Guaranteed Letter of Credit, or (3) upon the issuance of each Exim-Guaranteed Letter of Credit, a letter of credit fee equal to the greater of $1000 or one and one-half of one percent (1.50%) per annum of the original stated amount of such Exim-Guaranteed Letter of Credit, which fees shall be fully earned and non-refundable upon the issuance of such Letter of Credit. If any of the Existing Letters of Credit is extended at the request of Borrower after the Closing Date, the Borrower shall pay to the Lender at the time of such extension a new letter of credit fee in an amount equal to the fee prescribed in the preceding sentence for such extended term. The Borrower shall also pay, on demand, in addition to all standard documentary fees and out-of-pocket expenses related to the handling of the Letter of Credit, the following rates and fees in connection with any Letter of
Credit:

                  (i) For each amendment of a Letter of Credit, a fee in the amount of $100 (plus a new issuance fee under the first sentence of this Section if the amount or expiration date of such Letter of Credit is amended or extended); and

                  (ii) For each draft presented and paid under a Letter of Credit, a fee in an amount equal to the greater of $300 or one-half of one percent (0.50%) of the amount so paid.

                  SECTION 4.03.  INTEREST.

                  (a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans and Reimbursement Obligations at the following rates per annum (subject to adjustment as set forth in Section 4.03(b) below):

                  (i) a variable rate per annum equal to the Adjusted Monthly LIBOR Index Rate (adjusted on the first LIBOR Business Day of each LIBOR Period) plus two percent (2.0%) on the aggregate outstanding principal balance from time to time of all of the Non-Guaranteed Loans and the then due and payable Reimbursement Obligations (other than the Exim-Guaranteed Reimbursement Obligations); and

                  (ii) a variable rate per annum as agreed to by the parties hereto and Eximbank on the aggregate principal balance of the Exim-

                           Guaranteed Loans and the then due and payable Exim-Guaranteed Reimbursement Obligations outstanding from time to time.

                  (b) If a Loan is paid on the same date it is made, one day's interest shall be paid thereon by the Borrower. In addition, if Borrower's Reimbursement Obligation with respect to any drawing under any Letter of Credit is paid by 2:00 p.m. (Eastern Time) on the date on which such drawing is honored by the Lender, no interest shall be charged on such Reimbursement Obligation; otherwise interest therein shall accrue from and after such date.

                  (c) After the occurrence and during the continuation of any Event of Default, the principal amount of all of the Obligations (and, to the extent permitted by applicable law), all accrued interest thereon may, if elected by Lender in its discretion, bear interest at a rate per annum equal to as much as two hundred basis points (2.00%) above the interest rate otherwise in effect pursuant to this Section 4.03, which rate adjustment shall be effective from and after the tenth (10th) day after the date written notice thereof is given by the Lender to the Borrower, and at the option of the Lender, the ability of the Borrower to obtain any further Loans or Letters of Credit may be suspended.

                  SECTION 4.04.  PAYMENTS, PREPAYMENTS AND COMPUTATIONS.

                  (a) Except as may be otherwise specifically provided herein, all payments by the Borrower with respect to the Loans, the Reimbursement Obligations or any other Obligations under this Agreement or any of the other Credit Documents shall be made without defense, set-off or counterclaim to the Lender not later than 2:00 p.m. (Eastern Time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds. Any payment received by Lender before 2:00 p.m. on a Business Day shall be credited to the Obligations in the manner set forth in this Agreement on such Business Day. Any payment received by Lender on a non-Business Day or after 2:00 p.m. (Eastern Time) on any Business Day shall be deemed received by Lender at the opening of its business on the next Business Day and shall be credited to the Obligations in the manner set forth in this Agreement on such next Business Day. Whenever any payment to be made hereunder or under the Note or any of the other Credit Documents shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. All computation of interest or fees due hereunder or under any of the other Credit Documents shall be made on the basis of a year of 360 days and the actual number of days elapsed.

                  (b) Any voluntary prepayment made on the Loans shall be applied, first, to interest accrued thereon through the date thereof and then principal in the manner set forth in Section 4.04(c) below.

                  (c) All payments or prepayments of principal, interest or otherwise received by Lender prior to any payment default under the Note or with respect to any Obligations relating to a Letter of Credit shall be applied, first, to the Exim-Guaranteed Obligations, and, second, to the Non-Guaranteed Obligations; provided, however, that any payment received by Lender from Borrower subsequent to any payment default under the Note or with respect to any Obligations relating to a Letter of Credit shall be applied pro-rata to all of the Obligations (or to a trust or collateral account described in Section 9.02 hereof with respect to any Letters of Credit then outstanding), based upon the total amount of such Obligations outstanding and the total stated amount of any Letters of Credit outstanding as of the date of the payment default.

                  (d) Borrower may voluntarily prepay the Loans, in whole or in part (which prepayment shall be applied in accordance with Section 4.04(b)(iv) above), at any time without premium or penalty.

                  SECTION 4.05. COLLATERAL AND GUARANTIES. The Obligations shall be secured pursuant to the Security Documents. The repayment of ninety percent (90%) of the Exim-Guaranteed Obligations shall be guaranteed pursuant to the terms of the Eximbank Guarantee. The Borrower also shall execute or deliver (or cause to be executed and delivered) any and all financing statements, financing statement amendments, notice filings and such other documents as the Lender may reasonably request from time to time in order to perfect or maintain the perfection of the Lender's Liens under such Security Documents. The Obligations shall be fully guaranteed by each Guarantor pursuant to the Parent Guaranty and the Subsidiary Guaranty.

                  SECTION 4.06. LOAN ACCOUNT. The Lender shall open and maintain on its books one or more loan accounts in the name of the Borrower, and such loan account or accounts shall show as debits thereto the Lender's Loans made to the Borrower under this Agreement and as credits thereto all payments received by the Lender and applied thereto so that the balance of the loan account or accounts of the Borrower with the Lender at all times shall reflect the principal amount of the Loans then outstanding from the Lender to the Borrower. The entries made in the aforesaid loan account or accounts shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrower therein recorded and any payments thereon. The Lender will account to the Borrower from time to time with periodic statements of borrowings, charges and payments made pursuant to this Agreement and the other Credit Documents, and each such account rendered by the Lender shall be deemed final, binding and conclusive unless the Lender is notified by the Borrower in writing within thirty (30) days after the date such account is so rendered that the Borrower disputes any item thereof (but any such notice by the Borrower shall be deemed an objection only to those items specifically set forth in such notice). Failure by the Lender to render any such account shall in no way affect Lender's rights hereunder or under any of the other Credit Documents.

                  SECTION 4.07. CAPITAL ADEQUACY. Without limiting any other provisions of this Agreement, in the event that the Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction which is introduced or changed after the date of this

Agreement, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder or under a Letter of Credit to a level below that which the Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and assuming the full utilization of the Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by the Lender to be material, then the Lender shall promptly after its determination of such occurrence notify the Borrower thereof. The Borrower agrees to pay to the Lender as an additional fee from time to time, within ten
(10) days after written notice and demand by the Lender, such amount as the Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder or under a Letter of Credit. A certificate of the Lender claiming compensation under this Section 4.07 shall be conclusive in the absence of manifest error or fraud and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender may use reasonable averaging and attribution methods.

                  SECTION 4.08. AGREEMENTS REGARDING INTEREST AND OTHER CHARGES. Borrower and the Lender hereby agree that the only charges imposed or to be imposed by the Lender upon Borrower for the use of money in connection with the Loans or Letters of Credit is and will be the interest required to be paid under the provisions of this Agreement as well as the related provisions of the Note. In no event shall the amount of interest due and payable under this Agreement, the Note or any of the other Credit Documents exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is made by the Borrower or any other Credit Party or received by the Lender, such excess sum shall be credited as a payment of principal. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest and other charges, fees or other amounts deemed to be interest which are paid or agreed to be paid to the Lender under this Agreement, the Note or any of the other Credit Document shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis throughout the entire actual term of the Loans (including any extension or renewal period). Any and all fees payable hereunder are not intended, and shall not be deemed, to be interest or a charge for the use of money, but rather shall constitute an "other charge" within the meaning of O.C.G.A. Section 7-4-2(a)(1).

                  SECTION 4.09. OBLIGATIONS ABSOLUTE; LIMITATION OF LIABILITY WITH RESPECT TO LETTERS OF CREDIT. The Borrower's Obligations under this Agreement (including without limitation its Obligations hereunder to reimburse the Lender for the amount of any draft drawn under any Letter of Credit) are primary, absolute, independent, irrevocable, continuing and unconditional, and such obligations shall be performed by the Borrower strictly in accordance with the terms of this Agreement under all circumstances whatsoever. As between the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiaries of such Letter of Credit. Without limiting the generality of the foregoing, the Obligations of the Borrower under this Agreement shall not be impaired, affected or released by: (i) the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Borrower or any marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, moratorium, arrangement or similar proceeding affecting the Borrower; (ii) any lack of validity or enforceability of the transactions contemplated by or related to any Letter of Credit; (iii) any amendment or waiver of or consent to depart from all or any of the terms of the transactions contemplated by any Letter of Credit; (iv) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Lender, the beneficiary or other user of any Letter of Credit, or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein, the transactions contemplated by any Letter of Credit, or any unrelated transaction; or (v) the fact that any draft, affidavit, certificate, letter, invoice or other document presented under any Letter of Credit proves to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to have been untrue or inaccurate in any respect. Notwithstanding the foregoing, nothing contained in this Section 4.09 is intended to relieve the Lender of any of its obligations under this Agreement or the other Credit Documents or under applicable law, including the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

                  The obligation of the Lender to make any Loan (other than a Loan deemed made pursuant to Section 2.01(a)(iii), 2.01(b)(iii) or 9.02(a)(iii) hereof) or issue any Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent:

                  SECTION 5.01. CONDITIONS PRECEDENT TO INITIAL LOAN OR INITIAL LETTER OF CREDIT. At the time of the initial Loan under this Agreement or the issuance of the initial Letter of Credit (other than the Existing Letters of Credit and an Exim-Guaranteed Letter of Credit) under this Agreement, and subject to such exceptions as may be granted by Lender in its discretion, the Lender shall have received the following (all documents to be in form and substance satisfactory to the Lender):

                  (a) this Agreement and the Note duly completed and executed;

                  (b) the duly executed and completed Security Documents (other than the Borrower Agreement, the Eximbank Loan Authorization Agreement and the Eximbank Guarantee);

                  (c) satisfactory evidence of the recording of such Uniform Commercial Code financing statements and other documents in such filing offices as Lender may deem necessary or appropriate to perfect or maintain the perfection of the Lender's Liens under the aforesaid Security Documents as well as written reports of examinations of the public records of such filing office as the Lender may deem necessary or appropriate indicating that there are no other Liens of record covering any of the Collateral covered by such Security Documents (except Permitted Liens);

                  (d) a closing certificate of the Borrower, each of its Subsidiaries and the Parent duly executed and appropriately completed and attaching the authorizing resolutions of the Borrower, each of its Subsidiaries or the Parent, as applicable, and setting forth incumbency provisions for the officers thereof;

                  (e) an opinion of counsel for the Borrower and the Parent, satisfactory to the Lender, addressed to the Lender and covering such matters as Lender may deem appropriate;

                  (f) a copy of the Certificate of Incorporation (or other comparable charter instrument) of the Borrower, each of its Subsidiaries and the Parent (certified as of a recent date by the Secretary of State of the state of incorporation of the Borrower, each of its Subsidiaries or the Parent, as applicable) together with current good standing certificates or certificates of existence for the Borrower, each of its Subsidiaries and the Parent issued as of a recent date by the Secretary of State of the state of incorporation of the Borrower, each of its Subsidiaries and the Parent and of such other jurisdictions where the Borrower, each of its Subsidiaries and the Parent presently is qualified to do business as a foreign corporation (subject to such exceptions as may be acceptable to the Lender);

                  (g) copies of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by any Contractual Obligation of Borrower in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be reasonably satisfactory in form and substance to the Lender and shall be in full force and effect and all applicable waiting periods shall have expired;

                  (h) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to Lender;

                  (i) the initial Export-Related Borrowing Base Certificate duly completed and executed by Borrower;

                  (j) the payment by Borrower to Lender of the applicable fees specified in Section 4.02 hereof;

                  (k) satisfactory written evidence of the assignment of the proceeds of the Export Contract Letters of Credit related to the Existing Letters of Credit;

                  (l) since December 31, 2001, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

                  (m) such other documents, certificates, approvals, filings or other items as the Lender may reasonably request.

                  SECTION 5.02. ADDITIONAL CONDITIONS PRECEDENT TO EXIM-GUARANTEED LOANS AND ISSUANCE OF EXIM-GUARANTEED LETTERS OF CREDIT. At the time of the making of any Exim-Guaranteed Loan and the issuance of each Exim-Guaranteed Letter of Credit, and subject to such exceptions as may be granted by Lender in its discretion, all conditions precedent set forth in
Section 5.01 and 5.03 shall have been satisfied and the Lender shall have received the following (all documents to be in form and substance satisfactory to Lender):

                  (a) the duly executed and completed Eximbank Guarantee, Eximbank Loan Authorization Agreement, Borrower Agreement and Exim-Guaranteed Note;

                  (b) such other documents, pledge agreements, guaranties, certificates, approvals, filings or other items as Eximbank may request or require;

                  (c) satisfactory written evidence that all conditions precedent to the effectiveness of the Eximbank Guarantee have been satisfied (or waived in writing by Eximbank);

                  (d) an opinion of counsel for the Borrower satisfactory to both Lender and Eximbank addressed to both Lender and Eximbank and covering such matters as Lender may deem appropriate;

                  (e) the payment by Borrower to Lender of the applicable fees specified in Section 4.02 hereof; and

                  (e) such other documents, certificates, approvals, filings or other items as the Lender may reasonably request.

                  SECTION 5.03. CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. At the time of (and after giving effect to) the making of any Loan under this Agreement or the issuance of any Letter of Credit, the following conditions shall have been satisfied or shall exist:

                  (a) there shall then exist no Default or Event of Default, including, without limitation, any Default or Event of Default arising from any violation of Section 8.08 (restrictions on advances to stockholders and affiliates);

                  (b) Borrower shall have delivered to Lender an Export-Related Borrowing Base Certificate within the past 30 calendar days;

                  (c) all representations and warranties by the Borrower contained herein or in the other Credit Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan;

                  (d) since the date of the most recent financial statements described in Section 6.02 or received pursuant to Section 7.01, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

                  (e) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of the Borrower, threatened (i) which has had or reasonably could be expected to have a Material Adverse Effect or (ii) seeking to prohibit or restrict Borrower's ownership or operation of any material portion of its business or assets or to compel Borrower to dispose of or hold separate all or any material portion of its businesses or assets, which has had or reasonably could be expected to have a Material Adverse Effect;

                  (f) the Loan to be made or the Letter of Credit to be issued and the use of proceeds thereof shall not contravene, violate or conflict with, or involve Borrower or the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

                  (g) In the case of any Exim-Guaranteed Loan or Exim-Guaranteed Letter of Credit, all applicable conditions precedent to the making of such Loan or the issuance of such Letter of Credit set forth in the Eximbank Guarantee, the Borrower Agreement and the Eximbank Loan Authorization Agreement shall have been satisfied, the Lender shall not have received notice from the Eximbank directing that the Lender not make such Loan or issue such Letter of Credit and the Eximbank Guarantee shall not prohibit the Lender from making such Loan or issuing such Letter of Credit.

                  Each request by Borrower for a Loan and each request by Borrower for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower to the Lender, as of the date of such Loan or the date of the issuance of such Letter of Credit (as the case may be), that all of the applicable conditions specified in this Article have been satisfied.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

                  Borrower hereby represents and warrants to the Lender as follows:

                  SECTION 6.01. ORGANIZATION; SUBSIDIARIES; AUTHORIZATION; VALID AND BINDING OBLIGATIONS. The Borrower is a corporation duly organized and validly existing in good standing under the laws of South Dakota. The Borrower is duly qualified as a foreign corporation in good standing in the State of Georgia and each other jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Borrower has all requisite power and authority to execute and deliver the Credit Documents to which it is a party, to perform its obligations under such Credit Documents and to own its property and carry on its business. The Credit Documents have been duly authorized by all requisite corporate action on the part of the Borrower and duly executed and delivered by authorized officers of the Borrower. Each of the Credit Documents to which the Borrower is a party constitutes a valid obligation of the Borrower, legally binding upon and enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                  SECTION 6.02. FINANCIAL STATEMENTS. All of the financial statements for Borrower and its Subsidiaries provided to the Lender fairly present the financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments), except that in no event shall the assets, liabilities, financial results or business operations of M-Tron, Spinnaker or their respective subsidiaries be considered in connection with the preparation of such financial statements for the Borrower. Since the date of the most recent annual financial statements for Borrower and its Subsidiaries presented to the Lender, there has been no Material Adverse Effect.

                  SECTION 6.03. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against any Credit Party or any properties or rights of any Credit Party, by or before any court, arbitrator or administrative or governmental body which has had or could reasonably be expected to result in any Material Adverse Effect.

                  SECTION 6.04. TITLE TO PROPERTIES. Borrower and its Subsidiaries have good and marketable title to all of its respective properties and assets (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens granted under the Security Documents or Permitted Liens. As of the date hereof, Borrower or and its Subsidiaries own no real property other than the real property covered by the Security Deed.

                  SECTION 6.05. TAXES. Borrower has filed all federal, state and other income tax returns which, to the knowledge of the Borrower, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are not due or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP as required below.

                  SECTION 6.06. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution nor delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than any Lien arising under any Credit Document) upon any of the properties or assets of any Credit Party pursuant to the charter or by-laws of such Credit Party, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which any Credit Party or any of its property is subject.

                  SECTION 6.07. ERISA. Except as may have been expressly disclosed in writing by Borrower to the Lender, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to Borrower's Plans (other than a Multiemployer Plan), no liability to the PBGC has been or is expected to be incurred by Borrower with respect to any Plan (other than a Multiemployer Plan) which has or could reasonably be expected to have a Material Adverse Effect, and Borrower has not incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which has or could reasonably be expected to have a Material Adverse Effect. The execution and delivery of the Credit Documents will not involve any transaction which is subject to any prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

                  SECTION 6.08. GOVERNMENTAL AND THIRD PARTY CONSENTS. Except for any recording or filing which may be required by applicable law to perfect or maintain the perfection of the Lender's Liens in the Collateral, and except for the execution and delivery of the Eximbank Guarantee and the Eximbank Loan Authorization Agreement, no consent, approval or authorization of, or declaration or filing with, any governmental authority or third party is required for the valid execution, delivery and performance by any Credit Party of the Credit Documents executed by such Person or the consummation of any of the transactions contemplated by the Credit Documents.

                  SECTION 6.09. COMPLIANCE WITH LAWS AND REGULATIONS. Borrower is in compliance with all federal, state, local, and other laws, ordinances and other governmental rules or regulations to which it is subject, including without limitation, Environmental Laws and laws and regulations relating to equal employment opportunity and employee safety, and Borrower will promptly comply with all such laws and regulations which may be legally imposed on Borrower in the future, except where the failure to so comply has not had or could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.10. POSSESSION OF LICENSES, LEASES, FRANCHISES, ETC.. Borrower possesses any and all licenses, leases, franchises, certificates, permits and other authorizations from any governmental or regulatory authorities or from any other Person that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets and Borrower is not is in violation of any thereof in any material respect.

                  SECTION 6.11. ENVIRONMENTAL COMPLIANCE. Borrower has obtained all material permits, licenses and other authorizations which are required under Environmental Laws, and Borrower is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. Borrower is not aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower, may interfere with or prevent compliance or continued compliance in all material respects with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand proceeding pending or, to the knowledge of the Borrower, threatened against Borrower relating in any way to Environmental Laws.

                  SECTION 6.12. MARGIN REGULATIONS AND INVESTMENT COMPANY ACT, ETC.. No part of the proceeds of any of the Loans or the Letters of Credit will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations. Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur Indebtedness for money borrowed, to guarantee such Indebtedness or to grant Liens on any of its assets to secure such indebtedness, as contemplated by this Agreement or by any other Credit Document.

                  SECTION 6.13. LABOR MATTERS. Except as may have been expressly disclosed in writing to Lender by Borrower, Borrower has not experienced any strike, labor dispute, slow down or work stoppage due to labor disagreements, and, to the knowledge of the Borrower, there is no strike, dispute, slow down or work stoppage threatened against Borrower. There are no claims or lawsuits which have been asserted or instituted against Borrower on the basis that it did not perform in respect of any undertakings made towards its employees or their representatives and no basis for such claim or lawsuits exists. Borrower has acted in all material respects in accordance with any agreements entered into with representatives of its employees relating to their relations with and obligations towards their employees.

                  SECTION 6.14. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Lender by or on behalf of any Credit Party in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading. There is no fact peculiar to any Credit Party which could reasonably be expected to have a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Lender by or on behalf any Credit Party prior to the date hereof in connection with the transactions contemplated hereby.

                  SECTION 6.15. INSURANCE. Borrower maintains insurance with respect to its properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies engaged in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. Borrower has paid all insurance premiums due and owing with respect to such insurance policies and coverages and such policies and coverages, are in full force and effect.

                  SECTION 6.16. REAFFIRMATION. Each request by Borrower for the advance of a Loan or the issuance of a Letter of Credit shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not exist any Default or Event of Default as of the date of such request as well as after giving effect to the advance of such Loan or the issuance of such Letter of Credit (as the case may be) and (ii) a reaffirmation as of the date of said request as well as after giving effect to such Loan advance or such Letter of Credit issuance of all of the representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents except as to those changes (if any) otherwise consented to by the Lender or contemplated herein.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

                  For so long as this Agreement is in effect, and unless the Lender expressly consents in writing to the contrary, the Borrower covenants and agrees to comply with the following covenants:

                  SECTION 7.01. FINANCIAL STATEMENTS AND NOTICES. Borrower shall promptly deliver to the Lender:

                  (a) within forty-five (45) days after the end of each fiscal quarter of Borrower, a consolidated and consolidating balance sheet, income statement and statement of cash flow of Borrower and its Subsidiaries as at the end of such period, setting forth in the case of each quarterly statement in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments, and except that in no event shall the assets, liabilities, financial results or business operations of M-Tron, Spinnaker or their respective subsidiaries be considered in connection with the preparation of such financial statements for the Borrower), but not audited, and, accompanied by a duly completed and executed Officer's Certificate certifying Borrower's compliance with the covenants in this Agreement as of the date of the delivery of such financial statements;

                  (b) within one hundred twenty (120) days after the end of each fiscal year of Parent, consolidated and consolidating statement of income and cash flows of Parent (including Borrower and its Subsidiaries) for such year, and a balance sheet of Parent (including Borrower and its Subsidiaries) as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, including all footnotes and disclosures, prepared in accordance with GAAP and reasonably satisfactory in scope to the Lender and audited in accordance with generally accepted auditing standards and certified to Parent by independent public accountants of recognized standing selected by Parent and reasonably acceptable to the

         Lender whose certificate shall be unqualified, which financial statements shall be accompanied by a duly completed and executed Officer's Certificate certifying Borrower's compliance with the covenants in this Agreement as of the date of the delivery of such financial statements;

                  (c) promptly upon receipt thereof, a copy of each other report submitted to Borrower by its independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower (including, without limitation any management report prepared in connection with such accountants' annual audit of Borrower);

                  (d) promptly upon obtaining knowledge of an Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

                  (e) immediately upon becoming aware that the holder of any evidence of indebtedness or any security of Borrower has given notice or taken any other action with respect to a claimed default or event of default with respect to such indebtedness or security or event which, with the giving of notice or passage of time, or both, would constitute a default with respect to such indebtedness or security, an Officer's Certificate specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action Borrower is taking or proposes to take with respect thereto, provided that in each and every case noted above the aggregate outstanding principal balance of the indebtedness or security involved (or all such indebtedness or securities combined) must equal or exceed $50,000;

                  (f) promptly after (i) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against Borrower, or any material property of Borrower, in which the amount in controversy is stated to be more than $50,000 individually or in the aggregate or, where no amount in controversy is stated, which might, if adversely determined, have a Material Adverse Effect or (ii) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim;

                  (g) promptly after learning thereof, notice of the occurrence of any Reportable Event or any other act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the PBGC or for the appointment by any appropriate United States district court of a trustee to administer such Plan;

                  (h) prompt notice in writing of the occurrence of any of the following: (i) the Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payments of its liabilities or by any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by the Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (ii) the Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (i) above;
         (iii) the Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof; or
         (iv) the Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it;

                  (i) not less than twenty (20) days after the end of each month, (i) a written project progress report on the status of work completed on each Export Contract and each Domestic Contract in form and substance satisfactory to Lender, (ii) a written aging of Borrower's accounts payables and accounts receivables in form and substance satisfactory to Lender, (iii) a backlog report listing of all unfilled orders, and (iv) a Export-Related Borrowing Base certificate in form and substance satisfactory to Lender, which report shall be duly completed and shall be certified by the president, chief financial officer or controller of Borrower and shall be used by the Lender to determine the Export-Related Borrowing Base then in effect, together with such other monthly written inventory statements and accounts receivable reconciliation statements covering the Collateral as the Lender may request;

                  (j) all statements, reports and notices required to be delivered by Borrower to Lender pursuant to (and within the time period specified in) the Borrower Agreement, if in effect; and

                  (k) with reasonable promptness, such other information relating to the operations, management, business, properties or financial condition of Borrower or any Plan as the Lender may reasonably request in writing from time to time.

                  SECTION 7.02. INSPECTION OF PROPERTY. Borrower will permit any Person designated by the Lender to visit and inspect any of the properties of Borrower, to examine the books and records of Borrower and such other documents as the Lender may reasonably request and make copies thereof or extracts therefrom, and to inspect and discuss the activities, affairs, finances and accounts of Borrower with the officers of Borrower and with Borrower's independent public accountants, all at such reasonable times and as often as the Lender may reasonably request. Borrower shall cause its officers and employees to give full cooperation and assistance in connection with any such visit and inspection. Without limiting the generality of the foregoing, Borrower agrees (at Borrower's expense) to permit Lender, or any Person designated by Lender to visit and inspect the Collateral and the books and records relating thereto at least one time every six (6) months.

                  SECTION 7.03. BOOKS AND RECORDS. Borrower shall keep its books, records and accounts in accordance with GAAP, except that in no event shall the assets, liabilities, financial results or business operations of M-Tron, Spinnaker or their respective subsidiaries be considered in connection with the preparation of such books, records and accounts.

                  SECTION 7.04. MAINTENANCE OF INSURANCE. Borrower shall maintain with financially sound and responsible insurers reasonably acceptable to the Lender, insurance with respect to its properties and business against such casualties and contingencies (including fire, worker's compensation and public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses.

                  SECTION 7.05. MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES, LICENSES, ETC. Except to the extent otherwise permitted hereby, Borrower will do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the corporate, partnership or other legal existence of each Credit Party and the patents, trademarks, service marks, trade names, service names, copyrights, licenses, leases, permits, franchises and other rights, that continue to be useful in some material respect to the business of each Credit Party, and at all times maintain, preserve and protect all licenses, leases, permits, franchises and other rights that continue to be useful in some material respect to the business of each Credit Party, and preserve all the remainder of its property useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  SECTION 7.06. PAYMENT OF TAXES AND CLAIMS. Borrower will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such properties or any part thereof, provided that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be timely contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested in accordance with GAAP; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any property of Borrower shall not be seized or sold in satisfaction thereof.

                  SECTION 7.07. TYPE OF BUSINESS. Borrower will remain substantially in the same businesses in which Borrower is engaged as of the date of this Agreement or in such other types of business which are reasonably related or incidental thereto.

                  SECTION 7.08. COMPLIANCE WITH LAWS, ETC. The Borrower shall comply, and cause each of its Subsidiaries to comply with all Requirements of Laws (including, without limitation, all Environmental Laws and all laws under ERISA) and Contractual Obligations (including without limitation, all Export Contracts and all Domestic Contracts) applicable to or binding on it where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Material Adverse Effect.

                  SECTION 7.09. FINANCIAL COVENANTS. Borrower shall comply with the following financial covenants:

                  (a) Borrower's Leverage Ratio as of the end of each fiscal month or year of Borrower shall not be more than 2.5 to 1.0.

                  (b) Borrower shall at all times maintain a Consolidated Tangible Net Worth of at least $4,400,000 plus (1) fifty percent (50.0%) of Consolidated Net Income, if any, for each fiscal quarter commencing with the fiscal quarter ended March 31, 2002 and (2) fifty percent (50.0%) of the amount by which the Borrower's "total stockholder's equity" is increased as a result of any public or private offering of common stock of the Borrower after the Closing Date.

                  (c) Borrower's Adjusted Leverage Ratio as of the end of each fiscal month or year of Borrower shall not be more than 4.0 to 1.0.

                  SECTION 7.10. BANK ACCOUNTS. The Borrower and its Subsidiaries shall not open or maintain any deposit account with any institution other than the Lender.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

                  For so long as this Agreement is in effect, and unless the Lender expressly consents in writing to the contrary, the Borrower covenants and agrees to comply with the following covenants:

                  SECTION 8.01. LIENS. Borrower will not create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except: (a) Liens for taxes (including ad valorem taxes), assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP;
(c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or obligations or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, provided that such Liens were not incurred in connection with the borrowing of money or the obtaining of advances; (d) zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of Borrower or the value of such property; (e) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect; (f) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of Borrower, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by Borrower; (g) Liens created under the Security Documents or other Liens in favor of Lender; (h) Liens outstanding as of the date hereof and which secure the First Port City Bank Indebtedness so long as such Liens do not attach to any of Borrower's Accounts Receivable or Inventory; and (i) Liens outstanding on the Closing Date and which are set forth on the UCC search report of the Credit Parties attached hereto as Exhibit C.

                  SECTION 8.02. MERGER, CONSOLIDATION, ACQUISITIONS, ETC. Borrower shall not (a) merge, consolidate or exchange shares with any other entity; (b) liquidate or dissolve itself; (c) sell, lease, transfer or otherwise dispose of all or any substantial part of its properties, or any part of its properties which are essential to the conduct of its business or operations; (d) acquire all or substantially all of the assets or stock of any other Person; (e) make any material change in its corporate structure or identity or change its corporate name or state of incorporation; or (f) enter into any agreement to do any of the foregoing; provided, however, Borrower may sell or transfer all or part of the capital stock of M-Tron and Spinnaker, but only if (i) prior to such sale, Borrower has delivered to Lender a duly executed certificate of the chief financial officer of Borrower, in the form set forth as Exhibit D hereto, certifying to Lender that no Material Adverse Effect, Default or Event of Default would result from such sale or transfer, and (ii) the Borrower shall not pay or reimburse any other party for any legal, accounting or other fees incurred in connection with such sale or transfer.

                  SECTION 8.03. ERISA MATTERS. Borrower shall not incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the PBGC established under ERISA (or any successor thereto under ERISA) or otherwise take or fail to take any action with respect to any Plan where such action or failure has had or could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 8.04.  USE OF PROCEEDS. Borrower shall not use
the proceeds of any of the Loans for any purpose other than as and to the extent permitted by Sections 2.01 hereof.

                  SECTION 8.05. TRANSFER OF CONTROLLING EQUITY INTEREST. Borrower shall not make any change in its capital structure, including without limitation the issuance or sale of any shares of Borrower's or its Subsidiaries' stock, warrants or other securities convertible into stock or any revision of the terms of the Credit Parties' outstanding stock. Borrower shall not make any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of its stock or warrants or any other payment or distribution made in respect thereof, either directly or indirectly.

                  SECTION 8.06. DIVIDENDS. The Borrower shall not declare or pay, or set apart any funds for the payment of, any dividends on any shares of stock of any class of the Borrower, or apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or other requirement of, or make any other distribution, by reduction of capital or otherwise, in respect of any class of shares of the Borrower's stock, or with respect to any other funds or assets; provided, however, that notwithstanding the foregoing, and provided further that no Default or Event of Default shall have occurred and be continuing at the time of such or shall result from such action, (i) Borrower may declare and pay on an annual basis a cash dividend to the Parent equal to fifty percent (50.0%) of the Consolidated Net Income of the Borrower and its Subsidiaries for the prior fiscal year, (ii) the Borrower may declare and pay dividends payable in stock of the Borrower, M-Tron or Spinnaker, (iii) upon each receipt by the Borrower of any dividend in respect of its shares of stock in M-Tron or Spinnaker, the Borrower may declare and pay a dividend on the shares of stock in the Borrower in form and amount identical to such dividend on the shares of stock in M-Tron or Spinnaker, and
(iv) Borrower may declare and pay dividends of proceeds realized by the Borrower upon the sale or other disposition of its shares of stock in M-Tron or Spinnaker.

                  SECTION 8.07. ADVANCES TO STOCKHOLDERS AND AFFILIATES. Neither the Borrower nor any Subsidiary of the Borrower (other than M-Tron, Spinnaker or their respective subsidiaries) shall make any advances or payments of any kind to any stockholder or affiliated or related entity (including but not limited to, partnerships, joint ventures, joint stock companies, corporations, parent companies or Subsidiaries); provided, however, that notwithstanding the foregoing, and provided further that no Default or Event of Default shall have occurred and be continuing at the time of such action or shall result from such action, (i) until such time, if any, that the Borrower fails to maintain a positive Consolidated Net Income during any fiscal quarter, the Borrower may pay an annual management fee in an amount not to exceed $250,000 to the Parent in quarterly payments of $62,500.00 each, (ii) the Borrower may reimburse to the Parent the Borrower's share (but not the shares of M-Tron, Spinnaker or their respective subsidiaries) of audit expenses, directors' and officers' insurance and taxes actually incurred or paid by the Parent on behalf of the Borrower, provided that prior to making such reimbursement payment the Borrower delivers to Lender a certificate stating the amount and purpose of such reimbursement payment and certifying that such payment is an actual and direct operating expense of Borrower and is not for the benefit of any other Person, and (iii) Borrower may make intercompany loans to Lynch Amav or Lynch International pursuant to the terms and conditions of
Section 8.08.

                  SECTION 8.08. INDEBTEDNESS. Neither the Borrower nor any Subsidiary of the Borrower (other than M-Tron, Spinnaker and their respective subsidiaries) shall create, incur, assume, guarantee or suffer to exist any Indebtedness other than (i) Indebtedness of Borrower hereunder, (ii) Indebtedness of Borrower consisting of obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (iii) First Port City Bank Indebtedness, (iv) all rental obligations under leases that are not required to be capitalized under GAAP, and (v) Indebtedness consisting of intercompany loans and advances made by Borrower to either Lynch Amav or Lynch International; provided, however, that with respect to such intercompany loans and advances: (A) Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Lender; (B) at the time any such intercompany loan or advance is made by Borrower to Lynch Amav or Lynch International and after giving effect thereto, each of the Borrower, Lynch Amav and Lynch International shall be solvent; (C) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (D) the aggregate principal amount of all intercompany loans made by Borrower to both Lynch Amav and Lynch International shall not exceed $1,850,000 at any time and (E) the aggregate principal amount of all additional intercompany loans made by Borrower to both Lynch Amav and Lynch International after the Closing Date shall not exceed $250,000.

                  SECTION 8.09. CAPITAL EXPENDITURES. Borrower shall not make Capital Expenditures in excess of $250,000 in any calendar year; provided, however, that for purposes of this Section 8.09, Capital Expenditures shall not include expenditures relating to the purchase of patterns, computers and machine tools acquired by Borrower in the ordinary course of its business.

                  SECTION 8.10. AFFILIATE TRANSACTIONS. No Credit Party shall enter into or be a party to any transaction with either the Borrower or any of its Subsidiaries or any Affiliate thereof, except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party.

                  SECTION 8.11. CORPORATE FORMALITIES. The Borrower shall maintain all corporate formalities and fulfill all other obligations to minimize the risk that Borrower could be held liable for the debts of any of Spinnaker, M-Tron or their respective subsidiaries.

                  SECTION 8.12. INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this Agreement, including without limitation the intercompany loans from Borrower to Lynch Amav or Lynch International permitted pursuant to the terms and conditions of Section 8.08, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower may continue to hold its investments in M-Tron and Spinnaker as of the Closing Date and (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date.

                  SECTION 8.13. GUARANTEED INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Guaranty of any Indebtedness except by endorsement of instruments or items of payment for deposit to the general account of any Credit Party.

                  SECTION 8.14. NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts, interest swaps, caps, collars or similar transactions.

                  SECTION 8.15. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to (a) the creation of liens on the assets of any Credit Party, (b) the payment of dividends or distributions by any Credit Party, (c) the making or repayment of intercompany loans by any Subsidiary to the Borrower or (d) the Subsidiary Guaranty.

                  SECTION 8.16. SUBSIDIARIES. Borrower shall not create any Subsidiary without the written consent of the Lender. Borrower shall cause Lynch Amav to cease all production and operations on or before July 30, 2002, and Borrower shall cause Lynch Amav to be entirely and legally dissolved in accordance with the laws of its state of organization within a reasonably expeditious time period thereafter.

                                   ARTICLE IX.

                                EVENTS OF DEFAULT

                  SECTION 9.01. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default under this Agreement:

                  (i) failure by Borrower to pay any of the Obligations (whether principal, interest, fees or other amounts) when and as the same become due and payable (whether at maturity, on demand, or otherwise) and, in the case of any failure to pay any interest or fees due hereunder (other than the fees specified in Section 4.02 hereof), the continuation of such failure for five (5) days after the later to occur of (Y) the date on which the Borrower received written or telephonic notice of such interest or fees and (Z) the date such interest or fees are due; or

                  (ii) Any Credit Party or any Guarantor shall (1) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of Borrower or of all or a substantial part of the property of such Credit Party or Guarantor, (2) admit in writing the inability of such Credit Party or Guarantor, or be generally unable, to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against such Credit Party or Guarantor in an involuntary case under the Bankruptcy Code, or (7) take any action for the purpose of effecting any of the foregoing; or

                  (iii) a proceeding or case shall be commenced, without the application of any Credit Party or any Guarantor, in any court of competent jurisdiction, seeking

         (1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of such Credit Party or Guarantor,
         (2) the appointment of a trustee, receiver, custodian, liquidator or the like of such Credit Party or Guarantor or of all or any substantial part of its assets, or (3) similar relief in respect of such Credit Party or Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against such Credit Party or Guarantor shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

                  (iv) any representation or warranty made by any Credit Party herein in any of the other Credit Documents shall be false or misleading in any material respect on the date as of which made (or deemed made); or

                  (v) any default shall occur in the performance or observance of any term, condition or provision contained in Section 3.04, 3.05, 4.05, 7.09 or Article VIII of this Agreement or in Section 2.01, 2.07, 2.08, 2.11, 2.16, 2.18 or 2.19 of the Borrower Agreement,
         if in effect; or

                  (vi) any default shall occur in the performance or observance by Borrower of any term, condition or provision contained in this Agreement or the Borrower Agreement and not referred to in clauses
         (i) through (v) above, which default shall continue for thirty (30) days after the earlier of the date Borrower acquires knowledge thereof or the Lender gives Borrower written notice thereof; or

                  (vii) any material provision of this Agreement or any other Credit Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Credit Party that is a party thereto, or the validity, enforceability, or priority thereof shall be contested by any Credit Party, or any Credit Party shall terminate or repudiate (or attempt to terminate or repudiate) any Credit Document executed by it; or

                  (viii) the occurrence of an Event of Default under (and after giving effect to any notice and/or cure rights expressly provided
         in) any of the other Credit Documents; or

                  (ix) default in the payment of principal of or interest on any other obligation of any Credit Party for money borrowed, including without limitation under any hedging agreement (or any obligation under conditional sale or other title retention agreement or any obligation secured by purchase money mortgage or deed to secure debt or any obligation under notes payable or drafts accepted representing extensions of credit or on any Capitalized Lease Obligation), in an aggregate principal amount of not less than $250,000, or default (after the application of any applicable grace period) in the performance of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured, if the effect of such default is to cause such obligation to become due prior to its stated maturity; or

                  (x) Borrower fails to pay when due any amount payable to the Lender under any loan from Lender to Borrower which is not guaranteed by Eximbank (other than the Loans) or Borrower defaults in the payment of principal of or interest on any other obligation for money borrowed or equipment leased from the Lender or any Affiliate of the Lender (other than an Obligation), including without limitation any hedging agreement entered into with Lender or any Affiliate of Lender, or default in the performance of any other agreement, term, or condition contained in any agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to entitle the Lender to then cause such obligation to become due prior to its stated maturity (the parties intend that a default may constitute an Event of Default under this paragraph (x) even if such default would not constitute an Event of Default under paragraph (ix) immediately above); or

                  (xi) a judgment or order for the payment of money in excess of $250,000 or otherwise having a Material Adverse Effect (other than a judgment or order fully-covered by an insurance policy issued by an insurer meeting the requirements of Section 7.04 hereof who has confirmed in writing coverage of such judgment or order) shall be rendered against Borrower and such judgment or order shall not be released, vacated, stayed or fully bonded-off within thirty (30) days after the date of its issue or entry; or

                  (xii) any material change in the executive management of Borrower, including without limitation the resignation, termination or retirement of any senior personnel deemed material by the Lender, or any material change in the control of Borrower; or

                  (xiii) a Reportable Event shall occur which the Lender determines in good faith would reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000 or which the Lender determines in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be so terminated or any such trustee shall be so requested or appointed, or if the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower complete or partial withdrawal from such Plan; or

                  (xiv) the occurrence of a Default under (and as such term is defined in) the First Port City Bank Notes; or

                  (xv) any Guarantor shall terminate or revoke (or attempt to terminate or revoke) its obligations under the Parent Guaranty or Subsidiary Guaranty, as applicable, or the Parent Guaranty or Subsidiary Guaranty shall no longer be in effect for any reason, or after all of the conditions set forth in Section 5.02 hereof have been satisfied, Eximbank shall terminate or revoke (or attempt to terminate or revoke) the Eximbank Guarantee or the Eximbank Guarantee shall no longer be in effect for any other reason.

                  SECTION 9.02.  REMEDIES.

                  (a) Upon the occurrence of an Event of Default, the Lender may, in its discretion, exercise one or more of the following remedies:

                  (i) by written notice to Borrower, terminate any and all remaining commitments the Lender may have hereunder to make any further Loans to Borrower or issue any further Letters of Credit for the account of Borrower, whereupon any such commitment shall terminate immediately and any remaining accrued but unpaid commitment fees shall become forthwith due and payable by Borrower to Lender without any other notice or demand of any kind; and

                  (ii) by written notice to the Borrower, declare any or all of the unpaid principal of and any accrued interest on the Note and any or all other Obligations, to be, and whereupon the same shall become, immediately due and payable, and the same shall thereupon become due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (iii) by written notice to Borrower, require that Borrower immediately pay to the Lender an amount of immediately available funds equal to the aggregate maximum aggregate amount then available for drawing under any or all Letters of Credit which may be outstanding at such time (and Borrower shall be deemed to have requested that Lender make, and Lender in its discretion may make, Loans in an amount sufficient to make such payment on Borrower's behalf, and any such Loan made by the Lender with respect to any particular outstanding Letter of Credit shall be deemed to be a Non-Guaranteed Loan if such Letter of Credit is a Non-Guaranteed Letter of Credit, and an Exim-Guaranteed Loan if such Letter of Credit is an Exim-Guaranteed Letter of Credit) and the funds so paid by or on behalf of Borrower shall be deposited by the Lender in a trust or collateral account with Lender for which the Lender shall have the sole power of access, investment and withdrawal, and such funds shall be applied by the Lender at such times and from time to time to satisfy the Borrower's reimbursement obligations with respect to such Letters of Credit and the Borrower hereby pledges, assigns and grants to the Lender a first-priority security interest in and Lien on such account and any and all funds therein and the proceeds thereof as collateral for the Obligations (and upon the termination of this Agreement, the expiration or release of all Letters of Credit, and the payment in full of all Obligations, any remaining surplus of such funds shall be paid by the Lender to the Borrower, but the Lender shall have no obligation or responsibility to invest any such funds or to pay interest thereon and the Lender shall have no liability to Borrower for any investment loss resulting from any investment of such funds by the Lender in its discretion); and

                  (iv) exercise all or any of its rights and remedies as it may otherwise have under any of the other Credit Documents or any applicable law;

provided, however, that upon the occurrence of an Event of Default specified in
Section 9.01(ii) or Section 9.01(iii) above, the result which would occur upon the giving of notice pursuant to Section 9.02(i), (ii) and (iii) shall occur automatically without the giving of any such notice; and provided, further, that upon the occurrence of an Event of Default, Eximbank shall have the right to (x) direct that the Lender declare the principal of and accrued interest on the Exim-Guaranteed Obligations to be immediately due and payable and (y) request that the Lender accelerate the maturities of any of Borrower's other Obligations to the full extent of the Lender's right thereunder.

                  (b) No failure or delay on the part of the Lender to exercise any right or remedy hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under the Credit Documents. No exercise by the Lender of any remedy under the other Credit Documents shall operate as a limitation on any rights or remedies of the Lender under this Agreement, except to the extent of moneys actually received by the Lender under the other Credit Documents.

                                   ARTICLE X.
                                  MISCELLANEOUS

                  SECTION 10.01. NOTICES. All notices, requests and other communications hereunder or under any of the other Credit Documents shall be in electronic, telephonic (confirmed in writing) or written (including telecopier or similar writing) form and shall be given to the party to whom sent, addressed to it at its address set forth beneath its signature below. Each such notice, request or communication shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number herein specified (any such notice, request or communication sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the other provisions of this Section, but such confirmation requirement shall not affect the date on which such telecopy shall be deemed to be effective for purposes hereof), (ii) if given by mail, three (3) Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, addressed as aforesaid, (iii) if sent for overnight delivery by Federal Express or other reputable national overnight delivery service, one
(1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

                  SECTION 10.02. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in exercising any right or remedy hereunder and no course of dealing between Borrower and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on Borrower not required hereunder or under any other Credit Document in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

                  SECTION 10.03. PAYMENT OF EXPENSES; INDEMNITY.

                  (a) Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Lender incurred in connection with its negotiation, structuring, documenting, closing, administration or modification of, or in connection with the preservation of Lender's rights under, enforcement of, or any refinancing, renegotiation, restructuring or termination of, this Agreement or any other Credit Document or any instruments referred to therein or any amendment, waiver or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel for the Lender actually incurred, and (ii) pay and hold the Lender harmless from and against any and all present and future stamp, documentary, property, ad valorem or other similar non-income taxes with respect to this Agreement, the Note or any other Credit Documents, any Collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                  (b) In addition to the other amounts payable by the Borrower under this Agreement (including, without limitation, subsection (a) above), the Borrower hereby agrees to pay and indemnify the Lender from and against all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Lender may (other than as a result of the gross negligence or willful misconduct of such Person) incur or be subjected to as a consequence, directly or indirectly, of (i) any actual or proposed use of any of the Loans or Letters of Credit or Borrower's entering into or performing under any Credit Document, (ii) any breach by Borrower of any representation, warranty, covenant or condition in, or the occurrence of any other default under, this Agreement or any of the other Credit Documents, including without limitation all reasonable attorney's fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) allegations of participation or interference by the Lender in the management, contractual relations or other affairs of Borrower, (iv) the Lender's holding any Lien on or administering any of the Collateral, (v) allegations that the Lender has joint liability with Borrower to any third party for any reason, or (vi) any suit, investigation or proceeding as to which the Lender is involved as a consequence, directly or indirectly, of its execution of this Agreement or any of the other Credit Documents, the making of any Loan, the issuance of any Letter of Credit, the holding of any Lien on any of the Collateral or any other event or transaction contemplated by this Agreement or any of the Credit Documents.

                  SECTION 10.04. FURTHER ASSURANCES. Upon notice from the Lender, Borrower will, at any and all times, execute and deliver all such further documents, assignments, recordings, filings, transfers and assurances as may be reasonably necessary for the better assuring and confirming of all of the rights, revenues and other funds pledged or assigned to or mortgaged for the payment of its obligations hereunder, or intended so to be. If Borrower fails to do so after demand by Lender, Borrower hereby authorizes and empowers the Lender to file any financing statement or any amendments thereto with respect to any of the Collateral and the Lender's Liens therein or in accordance with the Uniform Commercial Code as in effect in the State of Georgia or any other applicable jurisdiction without the signature of Borrower.

                  SECTION 10.05. SUCCESSORS AND ASSIGNS; SALE OF INTEREST. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Lender may sell, assign or grant participations in all or any part of Lender's rights, titles or interests hereunder and under the other Credit Documents without the prior written consent of the Borrower (hereinafter, a "Sale of Interest"), which Sale of Interest shall be at Borrower's expense if such Sale of Interest is made to Eximbank or if such Sale of Interest occurs after the occurrence of an Event of Default. A Sale of Interest shall be at Lender's expense at all other times.

                  SECTION 10.06. AMENDMENTS. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any party hereto, or any other Credit Party therefrom, shall in any event be enforceable against any party to this Agreement unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 10.07. TIME OF ESSENCE. Time is of the essence of this Agreement and each of the other Credit Documents.

                  SECTION 10.08. GOVERNING LAW. This Agreement is intended to be performed in the State of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia without regard to principles of conflicts of laws thereof.

                  SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION 10.10. EFFECTIVENESS; SURVIVAL

                  (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and the Lender shall have received the same.

                  (b) All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the issuance of the Letters of Credit and the execution and delivery of the Note.

                  SECTION 10.11. SEVERABILITY. In case any provision in or Obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 10.13. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  SECTION 10.14. TERMINATION OF AGREEMENT. At such time as (i) Lender is no longer obligated under this Agreement (whether by the terms hereof or as a result of a release of such obligations by the Borrower) to make any further Loans or issue any Letters of Credit, (ii) no Letters of Credit are outstanding, or if any Letters of Credit are outstanding, the Borrower shall have delivered cash or cash equivalents acceptable to Lender in an amount equal to 102% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding, which funds are to be deposited in a separate, blocked account (the "Cash Collateral Account") maintained by Borrower with the Lender and are to be held in the Cash Collateral Account for the benefit of the Lender as cash collateral for the Borrower's Reimbursement Obligations with respect to such outstanding Letters of Credit, and the Borrower shall have executed such additional documentation to evidence such cash collateral arrangement as Lender shall reasonably request, and (iii) all Obligations have been paid and satisfied in full, this Agreement shall terminate; provided, however, that any and all indemnity obligations of Borrower to the Lender arising hereunder or under any of the other Credit Documents shall survive the termination of this Agreement. Upon the termination of this Agreement as set forth in this Section 10.14, the Lender shall deliver to Borrower termination statements and other documents necessary or appropriate to evidence the termination of the Lender's liens in the Collateral.

                  SECTION 10.15. ENTIRE AGREEMENT. This Agreement and the other Credit Documents constitute the entire agreement between the Borrower and the Lender with respect to the Loans, the other Obligations and the Collateral and supersede all other prior agreements, representations and understandings related to such subject matters, including without limitation the

Original Credit Agreement, but excluding each Application and Agreement for Irrevocable Standby Letter of Credit previously executed with respect to each Existing Letter of Credit. If the Borrower desires to terminate this Agreement before all of the conditions specified in Section 5.01 hereof have been satisfied, all funds pledged by Borrower to Lender as cash collateral for the Existing Letters of Credit shall continue to be retained by the Lender as cash collateral for the Borrower's Reimbursement Obligations with respect to the Existing Letters of Credit, and the Borrower shall execute such additional documentation to evidence such cash collateral arrangement as Lender shall reasonably request.

                  SECTION 10.16. RESERVED.

                  SECTION 10.17. M-TRON AND SPINNAKER. At no time shall (x) the value of capital stock of M-Tron or Spinnaker held by Borrower, if any, or (y) the assets, liabilities, financial results or business operations of M-Tron, Spinnaker or their respective subsidiaries be considered in connection with compliance with any conditions to borrowing, representations and warranties, covenants or default provisions of the Borrower under the Credit Documents.

                  SECTION 10.18. JURY TRIAL WAIVER; CONSENT TO FORUM.

                  (a) THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

                  (b) THE BORROWER AND THE LENDER ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST THE BORROWER IN CONNECTION WITH THIS AGREEMENT OR SUCH OTHER CREDIT DOCUMENT, MAY BE BROUGHT BY THE LENDER OR BORROWER IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF THE STATE IN WHICH LENDER'S ADDRESS SHOWN BELOW IS LOCATED, OR IN ANY OTHER COURT TO THE JURISDICTION OF WHICH SUCH BORROWER OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID STATE AND FEDERAL COURTS, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf and the Borrower has caused its corporate seal to be hereunto affixed, all as of the date first above stated.

                                            BORROWER:

(CORPORATE SEAL)                            LYNCH SYSTEMS, INC.
Attest:

                                            By: /S/ ALAN W. GILES
                                               --------------------------------
                                            Name:  ALAN W. GILES
                                            Title: Chief Financial Officer
By: /S/ JANET GRIMSLEY
   ------------------------
Name:  JANET GRIMSLEY
Title: Assistant Secretary                  Address for Notices:

                                            601 Independent Street
                                            Bainbridge, Georgia  31717
                                            Attn: Alan W. Giles
                                            Telecopy: (229) 248-2357

                                            LENDER:

                                            SUNTRUST BANK

                                            By: /S/ CATHERINE M. MATHIS
                                               --------------------------------
                                            Name:  CATHERINE M. MATHIS
                                            Title: Vice President

                                            Address for Notices:

                                            25 Park Place, N.E.
                                            Atlanta, Georgia  30303
                                            Attn: Catherine M. Mathis
                                            Telecopy: (404) 588-8078

         The following Persons acknowledge the terms and conditions of this Agreement in their capacity as Guarantors and not as Borrowers.

                                        LYNCH INTERNATIONAL HOLDING CORPORATION

                                        By:_________________________________
                                        Name: Alan W. Giles
                                        Title: Chief Financial Officer

                                        LYNCH AMAV, LLC

                                        By:_________________________________
                                        Name: Alan W. Giles
                                        Title: Chief Financial Officer

                                                                       EXHIBIT A

See the attached Borrower Agreement

                                                                       EXHIBIT B

See the attached Export-Related Borrowing Base Certificate

                                                                       EXHIBIT C

UCC Lien search reports

                                                                       EXHIBIT D

                           CERTIFICATE REGARDING SALE

                  The undersigned officer of LYNCH SYSTEMS, INC. (the "Corporation"), a South Dakota corporation, hereby certifies and covenants on behalf of the Corporation as follows:

                  1. He is the Chief Financial Officer of the Corporation, and in such capacity is authorized to deliver this Certificate on behalf of the Corporation.

                  2. The Corporation intends to sell all or a portion of the capital stock of M-Tron and/or Spinnaker held by the Corporation to one or more purchasers pursuant to the terms of the stock purchase agreement dated as of ________ ___, 200__ (the "Sale Transaction").

                  3. No Material Adverse Effect and no Default or Event of Default will result from the Sale Transaction.

                  4. This Certificate shall be deemed to be a representation and warranty of the Corporation under the Credit Agreement.

Capitalized terms used but not defined in this Certificate shall have the meanings ascribed thereto in that certain Amended and Restated Credit Agreement, dated as of June 10, 2002, between the Corporation and SunTrust Bank, as the same may be amended or modified from time to time (the "Credit Agreement").

                  IN WITNESS WHEREOF, the undersigned has hereunto set his signature as of the ____ day of ______, 200__.

                                           ____________________________
                                             Chief Financial Officer of
                                           Lynch Systems, Inc.

                                       -3-